EXHIBIT 10.04

                               CUSTOMER AGREEMENT

            THIS CUSTOMER AGREEMENT (this "Agreement") made as of May 1, 2000, by and among MORGAN STANLEY DEAN WITTER SPECTRUM TECHNICAL L.P. a Delaware limited partnership (the "Customer") and MORGAN STANLEY & CO.
INTERNATIONAL LIMITED ("MSIL");

                             W I T N E S S E T H:
                             - - - - - - - - - -

            WHEREAS, Customer and MSIL wish to enter into this Agreement to set forth the terms and conditions upon which MSIL will perform brokerage services with respect to Client Contracts, Contracts and Transactions for Customer through an account carried by MSIL on behalf and in the name of Customer (the "Account").

            NOW, THEREFORE, the parties hereto hereby agree as follows:

            1. Incorporation by Reference. The Non-Private Customer Agreement annexed hereto is hereby incorporated by reference herein and made a part hereof to the same extent as if such document were set forth in full herein. If any provision of this Agreement is or at any time becomes inconsistent with the annexed document, the terms of this Agreement shall control.

            2. Standard of Liability and Indemnity.

            (a) Standard of Liability. MSIL and its affiliates (as defined below) shall not be liable to Customer, the general partner or the limited partners, or any of its or their respective successors or assigns, for any act, omission, conduct, or activity undertaken by or on behalf of the Customer pursuant to this Agreement which MSIL determines, in good faith, to be in the best interest of the Customer, unless such act, omission, conduct, or activity by MSIL or its affiliates constituted misconduct or negligence. Without limiting the foregoing, MSIL shall have no responsibility or liability to Customer hereunder (i) in connection with the performance or non-performance by any Exchange, Clearing House or other third party (including floor brokers not selected by MSIL) and/or Broker to MSIL of its obligations in respect of any Contract or Transaction or other property of Customer; (ii) as a result of any prediction, recommendation or advice made or given by a representative of MSIL whether or not made or given at the request of Customer; (iii) as a result of MSIL's reliance on any instructions, notices and communications that it believes to be that of an individual authorized to act on behalf of Customer; (iv) as a result of any delay in the performance or non-performance of any of MSIL's obligations hereunder directly or indirectly caused by the occurrence of any contingency beyond the control of MSIL including, but not limited to, the unscheduled closure of an Exchange or Clearing House or delays in the transmission of orders due to breakdowns or failures of transmission or communication facilities, execution, and/or trading facilities or other systems, it being understood that MSIL shall be excused from performance of its obligations hereunder for such period of time as is reasonably necessary after such occurrence to remedy the effects therefrom; (v) as a result of any action taken by MSIL to comply with Market Requirements or Applicable Law; or (vi) for any acts or omissions of those neither employed nor supervised by MSIL (excluding floor brokers selected by MSIL). In no event will MSIL be liable to Customer for consequential, incidental or special damages hereunder.

            (b) Indemnification by Customer. Customer shall indemnify, defend and hold harmless MSIL and its affiliates from and against any loss, liability, damage, cost or expense (including attorneys' and accountants' fees and expenses incurred in the defense of any demands, claims or lawsuits) actually and reasonably incurred arising from any act, omission, conduct, or activity undertaken by MSIL on behalf of Customer, including, without limitation, any demands, claims or lawsuits initiated by a limited partner (or assignee thereof); provided that (i) MSIL has determined, in good faith, that the act, omission, conduct, or activity giving rise to the claim for indemnification was in the best interests of the Customer, and (ii) the act, omission, conduct or activity that was the basis for such loss, liability, damage, cost or expense was not the result of misconduct or negligence. Notwithstanding the foregoing, no indemnification of MSIL or its affiliates by Customer shall be permitted for any losses, liabilities or expenses arising from or out of any alleged violation of federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee, or (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee, or (iii) a court of competent jurisdiction approves a settlement of the claims against the particular indemnitee and finds that indemnification of the settlement and related costs should be made, provided with regard to such court approval, the indemnitee must apprise the court of the position of the SEC and the positions of the respective securities administrators of Massachusetts, Missouri, Tennessee and/or those other states and jurisdictions in which the plaintiffs claim that they were offered or sold Units, with respect to indemnification for securities laws violations before seeking court approval for indemnification. Furthermore, in any action or proceeding brought by a limited partner in the right of Customer to which MSIL or any affiliate thereof is a party defendant, any such person shall be indemnified only to the extent and subject to the conditions specified in the Delaware Revised Uniform Limited Partnership Act, as amended, and this Section
2. The Customer shall make advances to MSIL or its affiliates hereunder only if:
(i) the demand, claim lawsuit or legal action relates to the performance of duties or services by such persons to Customer; (ii) such demand, claim lawsuit or legal action is not initiated by a limited partner; and (iii) such advances are repaid, with interest at the legal rate under Delaware law, if the person receiving such advance is ultimately found not to be entitled to indemnification hereunder.

            (c) Indemnification by MSIL. MSIL shall indemnify, defend and hold harmless Customer and its successors or assigns from and against any losses, liabilities, damages, costs or expenses (including in connection with the defense or settlement of claims; provided MSIL has approved such settlement) incurred as a direct result of the activities of MSIL or its affiliates, provided, further, that the act, omission, conduct or activity giving rise to the claim for indemnification was the result of bad faith, misconduct or negligence of MSIL or its affiliates.

            (d) Limitation on Indemnities. The indemnities provided in this
Section 2 by Customer to MSIL and its affiliates shall be inapplicable in the event of any losses, liabilities, damages, costs or expenses arising out of, or based upon, any material breach of any agreement of MSIL contained in this Agreement to the extent caused by such event. Likewise, the indemnities provided in this Section 2 by MSIL to Customer and its successors and assigns shall be inapplicable in the event of any losses, liabilities, damages, costs or expenses arising out of, or based upon, any material breach of any representation, warranty or agreement of Customer contained in this Agreement to the extent caused by such breach.

           (e) Definition of "Affiliate." As used in this Section 2, the term "affiliate" of MSIL shall mean: (i) any natural person, partnership, corporation, association, or other legal entity directly or indirectly owning, controlling, or holding with power to vote 10% or more of the outstanding voting securities of MSIL; (ii) any partnership, corporation, association, or other legal entity 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote by MSIL; (iii) any natural person, partnership, corporation, association, or other legal entity directly or indirectly controlling, controlled by, or under common control with, MSIL; or (iv) any officer or director of MSIL. Notwithstanding the foregoing, "affiliates" for purposes of this Section 2 shall include only those persons acting on behalf of MSIL and performing services for Customer within the scope of the authority of MSIL, as set forth in this Agreement.

            3. MSIL Responsibilities. MSIL agrees to notify the applicable trading advisor for the Customer immediately upon discovery of any error committed by MSIL or any of its agents with respect to a trade for the Account which MSIL believes was not executed or cleared in accordance with proper instructions given by the Customer, its trading advisors or any other authorized agent of Customer. Errors made by floor brokers appointed or selected by MSIL shall constitute errors made by MSIL. However, MSIL shall not be responsible for errors committed by the trading advisors.

            MSIL agrees to report to Dean Witter Reynolds Inc. ("DWR") its own errors and the errors of any trading advisor for the Account which MSIL becomes aware of, provided that such reporting may be via telephone. Notwithstanding the foregoing, the failure to comply with such reporting obligation does not increase MSIL's liability for its own errors beyond that otherwise expressly set forth in this Agreement, nor does it make MSIL in any way responsible for errors committed by the trading advisors.

            MSIL acknowledges that the other partnerships of which Demeter Management Corporation (the general partner of Customer) is the general partner or trading manager, do not constitute affiliates of the Customer.

            4. Minimum Margins. All Contracts for the Account shall be margined at the applicable Exchange or Clearing House minimum rates for speculative accounts.

            5. Payment of Interest. MSIL shall pay to DWR at each month-end interest on Customer's funds in its possession as agreed between MSIL and DWR from time to time. Customer understands that it will not receive any interest income on its assets held by MSIL other than that paid by DWR pursuant to the Customer's DWR Customer Agreement. DWR (and not the Customer) shall pay MSIL interest on any debit balances in the Account at such rates as MSIL and DWR shall agree from time to time.

            6. Recording. Each of MSIL, the Customer, and the Customer's agents (including DWR), in their sole and absolute discretion, may record, on tape or otherwise, any telephone conversation between or among MSIL, the Customer or the Customer's agents with respect to the Account and Transactions therein and each of MSIL and the Customer hereby agrees and consents thereto.

            7. Termination. This Agreement may be terminated at any time by any party upon thirty (30) days' prior written notice to the other parties hereto. In the event of such notice, Customer shall either close out open positions in the Account or arrange for such open positions to be transferred to another futures broker. Upon satisfaction by Customer of all of Customer's liabilities to MSIL, MSIL shall transfer to another futures broker all Contracts, if any, then held for the Account, and shall transfer to Customer or to another futures broker, as Customer may instruct, all cash, securities and other property held in the Account, whereupon this Agreement shall terminate. Notwithstanding the foregoing, in the event MSIL is required by a regulatory authority to transfer the Account to another futures broker or in the event that MSIL abandons the futures brokerage business, then MSIL shall have the right to terminate this Agreement by written notice effective the date contained therein, provided that MSIL cooperates in the transfer of open positions to another futures broker and that the termination of the Agreement is not made effective earlier than the completion of the transfer.

            8. Complete Agreement. This Agreement constitutes the entire agreement among the parties with respect to the matters referred to herein, and no other agreement, verbal or otherwise, shall be binding as among the parties with respect to such matters unless in writing and signed by the party against whom enforcement is sought.

            9. Assignment. This Agreement may not be assigned by any party without the express written consent of the other parties.

            10. Amendment. This Agreement may not be amended except by the written consent of the parties and provided such amendment is consistent with Customer's Limited Partnership Agreement.

            11. Notices. All notices required or desired to be delivered under this Agreement shall be sent to the following addresses:

            if to the Partnership:

                       MORGAN STANLEY DEAN WITTER SPECTRUM TECHNICAL L.P .

                       c/o Demeter Management Corporation
                       Two World Trade Center, 62nd Floor
                       New York, New York 10048
                       Attention: Robert E. Murray

            if to MSIL:
                     as set forth in the Non-Private Customer Agreement.

            12. Survival. The provisions of this Agreement shall survive the termination of this Agreement with respect to any matter arising while this Agreement was in effect.

            13. Headings. Headings of Sections herein are for the convenience of the parties only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

            IN WITNESS WHEREOF, this Agreement has been executed for and on behalf of the undersigned as of the day and year first above written.

                           MORGAN STANLEY DEAN WITTER SPECTRUM TECHNICAL  L.P.

                           By:    Demeter Management Corporation
                                  General Partner


                           By:         /s/ Robert E. Murray
                                  -----------------------------------------
                                  Robert E. Murray
                                  President

                           MORGAN STANLEY & CO. INTERNATIONAL LIMITED

                           By:         /s/ Brian Daly
                                  -----------------------------------------
                           Name:  Brian Daly
                           Title: Executive Director

                  MORGAN STANLEY & CO. INTERNATIONAL LIMITED

                      1. MORGAN STANLEY SECURITIES LIMITED






                              Customer Documents
                 (Market Counterparty / Non-Private Customer)

                        Exchange-traded Derivatives Only











                                    May 1999

                         NON-PRIVATE CUSTOMER DOCUMENTS
                        (EXCHANGE-TRADED DERIVATIVES)

            (A) TABLE OF CONTENTS

Please read the contents of Part One before signing the Customer Signatures pages in Part Three.


PART ONE:       NON-PRIVATE CUSTOMER AGREEMENT
                (Exchange-Traded Derivatives)

Chapter         I    Introduction

                II   Terms Applicable to Dealings

                III  Margin

                IV   Material Interests

                V    Powers and Exclusions of Liability

                VI   Authorisation

                VII  General


PART TWO:       MASTER NETTING AGREEMENT


PART THREE:     SCHEDULES


PART FOUR:      CUSTOMER SIGNATURE PAGES

                Non-Private Customer Documents
                Customers Domiciled in Luxembourg only
                Third Party Trading Authorisation
                Certificates of Authority to Deal
                Certificate of Trustees

                                    PART ONE
                         NON-PRIVATE CUSTOMER AGREEMENT
                          (Exchange-Traded Derivatives)

Made in compliance with the Rules of The Securities and Futures Authority Limited ("SFA")

THIS AGREEMENT is made as of the date specified on the first customer signature page below

BETWEEN:

(A)   You, as the client named on the customer signature page; and

(B) MORGAN STANLEY & CO. INTERNATIONAL LIMITED ("MSIL") AND/OR MORGAN STANLEY SECURITIES LIMITED ("MSSL") both of 25 Cabot Square, Canary Wharf, London E14 4QA. MSIL is regulated by SFA, and MSSL is regulated by SFA and a member of the London Stock Exchange.

IT IS HEREBY AGREED AS FOLLOWS:
We will treat you as a NON-PRIVATE CUSTOMER regarding all investment business regulated by SFA which we carry on for or with you pursuant to this Agreement other than for any business referred to below under "Market Counterparties".

All investment business mentioned in Clause 2 below which we carry out with you or on your behalf as a Non-Private Customer will be carried out under the terms and conditions set out below (as amended or supplemented from time to time) and the Customer Documents.

Market Counterparties
The terms of this Agreement and the Customer Documents will also apply to investment business which we carry out with you or on your behalf if, in respect of such business, you are a market counterparty.


                            CHAPTER 1 - INTRODUCTION

1.          Interpretation

            In the Customer Agreement, the words and phrases below have the following meanings:-

            "acting in due capacity" in relation to you means as beneficial owner or, where some other person is beneficial owner, as trustee or agent for and (in either case) with all requisite authorities from that other person;

            "Applicable Law" includes without limitation

            (a)   Market Requirements, and

            (b) the rules, regulations, orders, directives, announcements, decisions, procedures, terms, other requirements and/or customs made, given or issued by, or published under the authority of any Regulatory Body, all as amended, supplemented or replaced from time to time;

            "Approved Custodian" means such bank, financial institution or company approved by us, or any nominee company or trust corporation which is a subsidiary thereof;

            "Asset" means currencies, Securities (including futures or option contracts), deposits or physical assets;

            "Associated Firm" means any company in the Morgan Stanley Dean Witter & Co. group of companies and, as the context requires, any other person connected with us.

            "Broker" means such member of an Exchange and/or Clearing House as is instructed by us to enter, clear or settle any transaction on an Exchange;

            "Charged Securities" means such Securities as

            (a) with our agreement, you (or any person for your account) by way of security have deposited with or transferred to or may hereafter deposit with or transfer to us or our agents or nominees (or with or to our or their order, account, direction or control), wholly or partly in satisfaction of a demand for Margin. We shall have sole discretion to determine the type, amount and quality of the Securities that you may deposit or transfer as Charged Securities;

            (b) are or may at any time hereafter be held (in a clearance system or otherwise)

                  (i) to our order by or for the account of an Approved Custodian or

                  (ii) by, or to the order of, for the account of or under the control or direction of us (or our agents or nominees) and in either case which have, with our agreement, by way of security been made subject to the terms of the charge in Clause 19.2;

            "Clearing House" means any clearing house providing settlement or clearing or similar services for, or as part of, an Exchange;

            "Client Contract" means a futures or option contract between us and you, which is matched by an identical Contract;

            "Client Money" means all initial and variation cash Margin, option premiums and all other sums received from or due to you pursuant to the Customer Documents which is "Client Money" within the meaning of the Client Money Regulations;

            "Client Money Regulations" means The Financial Services (Client Money) Regulations 1991, The Financial Services (Client Money) (Supplementary) Regulations 1991 and the related client money rules in Chapter 4 of the rules of SFA;

            "close out" means the entering into of a Contract equal and opposite to a Contract previously entered into (and each matching a Client Contract) to create a level position in relation to the Assets underlying the Contracts, or in relation to the Contracts themselves, and fix the amount of profit or loss arising from such Contracts and the corresponding Client Contracts;

            "Contract" means a futures or option contract entered into by us on an Exchange or with or through a Broker pursuant to Clause 3;

            "Customer Documents" means this Agreement, Master Netting Agreement, any notice (including but not limited to any "Notice of treatment as a Non-Private Customer" or "Notice of treatment as a Market Counterparty") and any Further Schedules (including, without limitation, confirmations, contract notes and statements) and additional documents relating directly to or indirectly to the services provided under Clause 2 below and accompanying this Agreement whether or not expressly incorporated in this Agreement and each as amended and/or supplemented from time to time;

            "Exchange" means any exchange, market or association of dealers in any part of the world on or through which investments or currencies or assets underlying, derived from or otherwise related directly or indirectly to investments or currencies are bought and sold and includes, without limitation, any automated trading system administered by an Exchange;

            "FSA" means the Financial Services Authority and any successor thereto, the central regulatory authority for United Kingdom investment business;

            "FSA1986" means the Financial Services Act 1986 of the United Kingdom and any successor thereto;

            "Further Schedule" means any further schedule or notice issued by us to you after the date of this Agreement;

            "a futures or option contract" means a contract, for future delivery and/or settlement, to (a) buy or sell an Asset and/or (b) pay or receive a sum of money by reference to an index or formula (including without limitation the price or value of any Assets);

            "LCH" means The London Clearing House Limited;

            "LIFFE" means the London International Financial Futures and Options Exchange and/or, as the context requires, LIFFE Administration and Management;

            "Margin" means the amount of cash (including premiums) as may from time to time be demanded by us from you to protect us against any loss or risk of loss on present, future or contemplated Contracts and/or Client Contracts;

            "Margin Account" means a client bank account with such approved bank or banks as we may from time to time determine, which (in the case of any such account in which Client Money is held) is a margined transaction bank account within the meaning of the Client Money Regulations;

            "Market Requirements" means

            (a) the constitution, by-laws, rules, regulations, orders, directives, announcements, decisions, procedures, standard terms and customs made, issued by, or published under the authority of any Exchange, Clearing House, self-regulating organisation or market of which we or any relevant Associated Firm or any Broker is a member, or to whose authority we are or any of them is subject, directly or indirectly, or where the relevant transaction is executed and/or cleared, and

            (b) any other requirements of the relevant Exchange, Clearing House or Broker (including without limitation any and all agreements and deeds entered into by us or any relevant Associated Firm or Broker with or in favour of the relevant Exchange, Clearing House or Broker), all as amended, supplemented or replaced from time to time;

            "Open Contract" means a Contract which has not been closed out and which has not yet matured;

            "Regulatory Body" means any Exchange, Clearing House, governmental, quasi-governmental or other department, agency or self-regulating organisation of which we are a member which has direct or indirect regulatory or enforcement authority or responsibility over us (or to any relevant Associated Firm or Broker), or any investment business conducted by us or such relevant Associated Firm or Broker for or with you;

            "Rules" means the FSA Statements of Principle, the rules of SFA, the Client Money Regulations and the Common Unsolicited Calls Regulations;

            "Securities" means securities, investments and financial instruments;

            "Taxes" means taxes, duties, imposts and fiscal and regulatory charges of any nature, wherever and whenever imposed, including without limitation, value added taxes, stamp and other documentary taxes and Exchanges and Clearing House and investment industry levies; and

            "Transaction" means the entering into of a Contract, closing out or effecting delivery and/or settlement of a Contract (which terms shall include exercise or allocation of an option Contract) pursuant to the Customer Documents.

            References herein to "we" or "us" shall mean MSIL and/or MSSL and/or each or any of our Associated Firms or members of a relevant Exchange to whom we have delegated pursuant to Clause 3 and /or (in Clauses 9, 21 and 22) any associate of MSIL and/or MSSL, and references to "our" shall be construed accordingly.

            Any words or expressions to which a meaning is given in the Rules, shall, except where the context indicates otherwise, have the same meaning in the Customer Documents.

            Words importing the singular shall, where the context permits, include the plural and vice versa. The expression "person" shall include any firm, partnership, association of persons and body corporate and any such persons acting jointly and the personal representatives or successors in title of any such person. Where the customer comprises two or more persons the liabilities and obligations under the Customer Documents shall be joint and several. References to "writing" shall include telex, facsimile transmission or transmission of text by any other electronic means. References to statutory provisions, rules and regulations shall include any modification, re-enactment or re-making thereof.

            All headings are for convenience only and shall not affect the interpretation of the Customer Documents.

2.          Services to be provided
2.1 The services which we may provide to you are general investment and dealing services in financial and commodity options, futures and contracts for differences traded on an Exchange, together with related research, advice, clearing and settlement facilities and any other services agreed between us.

2.2 We shall not undertake discretionary transactions for you unless you have signed and returned to us a Discretionary Trading Authorisation.

3.          Delegation
3.1 We may arrange for any of our Associated Firms or any other member of a relevant Exchange to carry out the services to you, which we agree to provide to you pursuant to this Agreement.

3.2 We may designate a Broker to execute, clear and/or settle any transaction subject to the Rules and to such conditions as we may impose.

4.          Introduction of business
4.1. We may introduce you to any Associated Firm outside the United Kingdom and you hereby authorise us on any such Associated Firm's behalf to expressly invite it to call you with a view to entering into investment transactions from time to time with or for you. If such Associated Firm agrees to do so:

            (a) you shall have a direct relationship solely with such Associated Firm and, in any dispute between, or claim against, you and/or any such Associated Firm, you shall have no recourse to us; and

            (b) you may place orders with us for the Associated Firm to execute, subject to its terms. In any of these transactions, we will act as agent for the Associated Firm, and nothing we do in connection with such transactions will make us your agent.

4.2 For any transaction or other investment services provided to you by such Associated Firms, only the following provisions of this Agreement will apply as between us and you, as the context may require and each as amended from time to time;

            (a)   Clauses 1, 2, 4, 5.2, 8, 9, 21, 22, 26, 29-31and Chapters VI
                  and VII, Schedule 2 and Schedule 3; and

            (b) in the case of the latest Notice of Treatment sent by us to you as a non-private customer or market counterparty, paragraphs 1 and 2 of that Notice.

5.          Dealings and rules, regulations and restrictions
5.1 All Client Contracts and Transactions shall be subject to applicable Market Requirements and Applicable Law; provided that:

            (a)   if there is a conflict between (i) the Customer Documents and
                  (ii) any such requirements and/or law, the latter will prevail; and

            (b) we are entitled to take or omit to take any action we consider fit or appropriate to ensure compliance with such laws and requirements; all actions we take will be binding on you.

5.2 We are authorised by you at any time to do any thing or disclose any matters concerning you or your dealings (whether or not pursuant to the Customer Documents) if required by any Applicable Law, or which we are requested to do or disclose by any Regulatory Body.


                  CHAPTER II - TERMS APPLICABLE TO DEALINGS

6.          Contracts and Client Contracts
6.1         If we carry out a Transaction on your request or pursuant to Clause
            24 below:

            (a) a corresponding Client Contract shall come into existence on the purchase or sale of a Contract or, as the case may be exercise and allocation of an option Contract in respect of which the underlying Asset is a futures Contract. The Client Contract will terminate when the Contract is closed out, settled or delivered; and

            (b) you will have the obligations in relation to the Transaction and the Client Contract that are mentioned in this Agreement and the Customer Documents.

6.2 For each Client Contract, we will have made or placed an equivalent Contract on the floor of the relevant market (by open outcry on the floor of, or on an automated trading system administered by, a futures and options Exchange or the futures or options market of any other Exchange) or will have entered into an equivalent Contract with or through a Broker pursuant to Clause 3 and we shall thus have an interest in the Transaction.

6.3 Any Contract which we acquire as a result of your instructions will, unless the position has been closed out, result in you becoming liable to us in relation to the corresponding Client Contract for actual delivery of its underlying Asset or payment of the relevant price, under and subject to Market Requirements.

7.          Acceptance and execution of orders
7.1 Every order which we may take is accepted and executed, and every Client Contract shall be entered into, on the basis that we contract with you only as a principal and not as agent for you unless otherwise required by Market Requirements.

7.2 If we have to carry out a Transaction as agent on an Exchange where we would not deal as principal then, for that Transaction, you agree to be bound by all Market Requirements of that Exchange and you undertake to sign and deliver to us any further Customer Documents as we may require. Unless we otherwise require, Market Requirements of that Exchange will be incorporated herein.

8.          Aggregation of orders
            We may aggregate your orders with our own (in-house) orders and/or orders of our associates, connected customers and/or other customers. This aggregation may operate on some occasions to your advantage and on others to your disadvantage.

9.          Research and recommendations
9.1 We are under no obligation to provide research reports and recommendations to you and, where provided, you may not receive them at the same time as our other customers.

9.2 Our employees, officers and directors may receive, know about, act upon or use such research reports and recommendations before they are received by our customers. We are under no obligation to take account of these reports or recommendations when we deal with or for you.

10.         Client actions
10.1 You will take any action and give us in relation to the corresponding Client Contract any information that we ask for in relation to the delivery, settlement, and, if a purchased Option Contract, the exercise or allocation, of any Contract which has not been closed out.

10.2 Notwithstanding Clause 10.1 above and regardless of any right of equity, set-off or counterclaim which you may have or allege against us, any of our Associated Firms or any person connected with us, you will promptly take all action necessary (including the supply of information) to enable us to settle or deliver any Contract which you have instructed us to open and which has not been closed out at the time such Contract is to be performed.

11.         Closing Out
11.1 Subject in particular to Clauses 3 to 8 and 33.3, Market Requirements and any further requirements we notify you of, you may at any time before the date for performance of a Client Contract request us to close out the matching Contract or, if a purchased option Contract, exercise that Contract in accordance with its terms. If the closing out or exercise results in a sum of money being due to us, the relevant Exchange, Clearing House and/or Broker, we shall notify you of that amount, which will be payable by you immediately.

11.2 Unless we in our absolute discretion determine otherwise or we accept instructions from you to do otherwise, equal and opposite Contracts and Client Contracts (closing out being determined on a "first in, first out" basis) will automatically fix the amount of profit or loss in relation thereto.

12.         Allocation
            If the relevant Clearing House and/or Broker does not allocate long Open Contracts at maturity directly to a specific account of ours or to short Client Contracts (or vice versa) we may allocate those Contracts at random or in a way which seems to us to be most equitable as between clients. If dealings on our own account are involved at the same time, allocation will be to all clients first, and we will receive no allocation until all relevant Client Contracts have been satisfied.

13.         Delivery to you
            When we receive any amounts and/or Assets (including documents of title), pursuant to a Transaction, provided that you have fulfilled all your obligations under this Agreement and subject to Clause 15, 18.3, 22.2 and 24.2, we will deliver such amounts and/or Assets to you in respect of the corresponding Client Contract, after deduction of any Charges and Taxes.

14.         Option Premiums
            In respect of an option Contract matching a Client Contract:-

            (a) if you are a buyer, you will pay to us on demand any premium payable under the rules of the relevant Exchange and/or Clearing House (the "premium"); and

            (b) if you are a seller, when we receive premium from the relevant Exchange, Clearing House and/or Broker we will pay it into the Margin Account as Margin for your account. You may be required to pay further margin in respect of the relevant Contract and corresponding Client Contract.

15.         Alteration of Contracts
            If the relevant Exchange, Clearing House or Broker requires any terms or conditions of any Contract matching a Client Contract (including the Assets subject to it) to be altered, we may take all actions as may, in our absolute discretion, be necessary, desirable or expedient to comply with such requirements or to avoid or mitigate loss resulting from any alteration. All actions taken by us will be binding on you, and any alteration will be deemed incorporated into the corresponding Client Contract. We shall notify you of any alteration (in advance, where reasonably practicable).

16.         Charges
16.1 Our charges will either be a commission or a mark-up or mark-down on the fee payable by us to any Exchange, Clearing House and/or Broker for the relevant Transaction and/or such other amounts as may be agreed from time to time between you and us. Our charges vary according to the transaction and customer, so the charges you pay for any particular transaction may differ from those another customer may pay in a similar transaction.

16.2 We may share charges with our Associated Firms or other third parties or receive remuneration from them for transactions carried out with or for you. Details of any such arrangements will be made available to you on your written request.

17.         Interest
17.1 We will not pay interest to you on any Client Money or other money, which we receive from you or hold on your behalf, unless we separately agree to do so.

17.2 Interest will accrue on the amount that you have not paid us when due until payment (as well after as before judgement). Such interest will be calculated at the rate not to exceed 2 per cent per annum above the base rate or prime rate (or local equivalent thereof) of the bank (or if there is more than one bank, the one determined by us in our absolute discretion) at which we maintain our principal securities settlement or other relevant account in the relevant currency. If such rate cannot be ascertained for any reason or is insufficient in our sole judgement to compensate us for our loss or expense, such interest shall be calculated at the rate per annum conclusively determined by us to be equal to the loss of interest we suffer or, as applicable, our cost of funding at prevailing markets rates the amount you owe from such sources and for such periods as we may decide.


                            (I) CHAPTER III - MARGIN

18.         Margin payment and Client Money
18.1 You will pay to us upon demand such sums as we may in our absolute discretion require from time to time as Margin in respect of all present, future or contemplated Contracts and Client Contracts.

18.2 As soon as practicable we will pay or credit all Client Money or other Margin to a Margin Account at an approved bank (which may be any of our Associated Firms) that we select. The currency of the Margin you pay to us shall be the currency of the relevant underlying Contract or, if agreed by us and you, another currency. Settlement of all transactions (including Margin payments thereon) will be made in the currency of the relevant underlying Contract and you bear all risk and cost in respect of any conversion of currency in a Margin Account. Any such conversion will be made by us at such reasonable market rate or rates as we will determine.

18.3 You agree that we will hold your interest under the trust declared under the Client Money Regulations and all other Client Money, which is in a Margin Account on trust in the following order of priority:

            (a) for ourselves to the extent of all amounts which are or may become due to us or payable by us on your behalf under or pursuant to the Customer Documents; and, thereafter

            (b) for you to the extent of any surplus which is due to you after the payment of all amounts due to or payable by us under paragraph (a) above.

18.4 We may withdraw Client Money and/or any other money held in a Margin Account to pay to any Broker, Clearing House, Exchange or other parties all margins, premiums and other sums on futures and options Contracts demanded or due from us in respect of our clients, and for any other purposes allowed under the Client Money Regulations.

18.5 Subject to the terms of the Client Money Regulations, any loss incurred on default by any Exchange, Clearing House or Broker in respect of Margin paid by us shall be borne by all of our clients at the date of such loss pari passu, in proportion to their respective entitlement to monies in the relevant Margin Account at that time.

18.6 Where you agree to effect transactions, or if you give instructions to us to effect transactions in a jurisdiction outside the United Kingdom, then we may need to appoint an intermediate broker, settlement agent or custodian to undertake those transactions. In order to meet the margin and settlement obligations to the relevant Exchange or Clearing House, we may need to pass your money and/or assets to an intermediate broker, settlement agent or custodian in that jurisdiction. In that event you should note that there may be different settlement and legal and regulatory requirements in these overseas jurisdictions together with different practices for the separate identification of your investments and your money might not be protected as effectively when held by such an intermediate broker as if it were held in a client bank account in the United Kingdom. You should note that in the event of a shortfall arising on the money available to meet the claims of segregated clients, your claim will be restricted to the money held in our client bank accounts in respect of transactions carried on through that intermediate broker and to any money received from the intermediate broker relating to those transactions.

18.7 The approved bank at which your money is held may be located outside the United Kingdom. You should note that the legal and regulatory regime applying to such banks may be different from that of the United Kingdom and in the event of a default of the approved bank, your money may be treated differently from the position that would apply if the money was held by an approved bank in the United Kingdom.

19.         Margin Securities
19.1 Amounts you owe to us by way of Margin under Clause 18 may, in our absolute discretion, be satisfied by way of deposit or transfer of Charged Securities as security. We may, in our discretion, permit you to deliver by way of Margin, Charged Securities other than those accepted by the relevant Exchange or Clearing House as Margin. Our charges for providing this facility to you will be separately agreed with you. This Clause 19 will apply to all Securities delivered by way of Margin. Charged Securities will not (unless we agree otherwise) be registered in your name.

19.2 As continuing security for all your liabilities and obligations under the Customer Documents, you acting in due capacity (and with the intent that the security so constituted shall be a security in our favour extending to all beneficial interests in the assets hereby charged and to any proceeds of sale or other realisation thereof, including any redemption monies paid or payable in respect thereof) hereby assign, charge and pledge to us, free of all adverse interests whatsoever by way of first fixed charge, all Charged Securities. Each Approved Custodian will hold to our order all Charged Securities held by it for its account.

19.3 You will forthwith execute on request all transfers, assignments, mortgages, charges and other documents, give notices and directions and do any other acts and things as we may specify, to enable us or our nominee to be registered as the owner of or otherwise obtain legal title to any Charged Securities, to perfect our rights with respect to the security referred to in this Clause 19, to secure further your liabilities and obligations, to facilitate the exercise of our rights hereunder, or to satisfy any Market Requirements.

19.4 You will not, without our prior written consent, at any time during the term of this Agreement, grant or agree to grant any option over, sell, assign or transfer, or agree to attempt to sell, assign or transfer, or create, agree or attempt to create, or allow to exist any charge, lien, or other encumbrance on or over any or all of the Charged Securities, except for the charge set out above.

19.5 We will hold all Charged Securities for the purposes of satisfying any and all of your obligations and liabilities under the Customer Documents. We may, without prior notice, free of any interest therein of yours, any client of yours or any other person for whom you are trustee or agent:

            (a) deposit, charge, pledge or otherwise create security over the Charged Securities with, to the order of or in favour of any Exchange, Clearing House or Broker

                  (i) on such terms as such Exchange or Clearing House may prescribe, and

                  (ii) on terms that, subject to the Rules, the Broker may deal with the Charged Securities in accordance with Market Requirements and any agreement made with us;

                  The relevant Exchange, Clearing House or Broker may enforce and retain such deposit, charge, pledge or other security to satisfy any obligations of yours or ours to the Exchange, Clearing House or Broker; and

            (b) register, sell, realise, charge or otherwise deal with the Charged Securities on such terms (including as to the consideration received therefor) as we may in our absolute discretion think fit (with prior reference to you where practicable, but in any case with subsequent notice to you, and without being responsible for any loss or diminution in price). Any consideration received will be credited to the Margin Account.

            If Charged Securities are denominated in a different currency from that in which any relevant cost, damages, loss, liability or expense is denominated, we may convert any amount realised at such rate as we determine at the time.

19.6 Where we deposit, pledge or charge Charged Securities under Clause 19.5(a), the part of the proceeds of any sale of those securities which exceeds your margin requirements to us will be subject, in the event of our default, to the pooling rules under the Client Money Regulations. This means that money held in our Client Money bank accounts is pooled and distributed pari passu to meet the claims of all customers who are entitled to protection under the Client Money Regulations. If there is a shortfall in an overseas Client Money bank account, a separate pool may be formed for all customers whose money was held in that account.

19.7 When we are satisfied that all costs, damages, losses, liabilities and expenses incurred under the Customer Documents have been satisfied, discharged or otherwise released, we may re-transfer or, re-deliver any certificates or documents of title relating to you upon request.

19.8 You agree that if we re-transfer or re-deliver fungible Securities (whether Charged Securities or otherwise) to you, these need not be the identical Securities originally deposited, charged, or transferred to us, and you will accept Securities of the same class and denomination or other Securities which then represent the same.

19.9 Pending the re-transfer or re-delivery we will credit any income received in respect of Charged Securities, net of any Taxes payable by us (whether by withholding or otherwise) on the income, to the Margin Account. You may direct us as to the exercise of any voting or other rights attached to or conferred on any Charged Securities.

19.10 Unless the context otherwise requires, references in this Clause 19 to "we" or "us" includes references to any person holding any of the Securities or in whose name any of them may be registered.

20.         Custodian activities and documents of title
20.1 We may (subject to the Rules) act, or may appoint any of our Associated Firms which are eligible custodians or any other eligible custodian (as defined by the SFA) to act, as custodians of your documents of title or certificates evidencing title to your assets (including Charged Securities, except where absolute title passes to us).

20.2 If we consider it appropriate to register your registrable assets in a name other than your own, then we may arrange such registration in the name of a nominee company, which is controlled by:

            (a)   ourselves;

            (b)   an Associated Firm;

            (c)   a recognised or designated investment exchange; or

            (d) an eligible custodian (as defined by the Rules) which may be an Associated Firm.

            Such assets will be held by such nominee on trust for you, except that, in the case of assets held by a custodian which is not an affiliate of ours, the nominee shall hold its rights against such custodian on trust for you.

20.3 Where, due to the nature of the law or market practice of an overseas jurisdiction, it is in your best interests, or it is not feasible to do otherwise we shall register your assets in the name of an eligible custodian or ourselves. If your assets are registered in our name you should note that your assets may not be segregated from the assets of our firm and in the event of our default you may not be as well protected.

20.4 Assets will only be held/registered outside the normal SFA requirements upon your specific written instructions. You should note that the consequences of doing so are entirely at your own risk.

20.5 Where assets are held on your behalf overseas, you should note that there may be different settlement, legal and regulatory requirements in those jurisdictions from those applying in the UK, together with different practices for the separate identification of your investments.

20.6 Your assets may be pooled with those of one or more customers. This means that individual customer entitlements may not be identifiable by separate certificates, other physical documents of title or equivalent electronic record and in the event of an unreconcilable shortfall after the default of a custodian, customers may share in that shortfall pro-rata.

20.7 We will collect any dividends, interest, or other entitlements, in cash or in kind, to which you may be entitled and of which we are notified and will remit to you such dividends or interest as soon as possible after deduction of any Taxes payable or credit them to such account of yours as we may consider appropriate.

20.8 In respect of any investments held on your behalf by us or a third party appointed by us under or pursuant to the Customer Documents, if we are notified of any voting and/or any other rights or privileges (including without limitation conversion and subscription rights and rights or privileges arising in connection with takeovers, other offers or capital reorganistions) attaching to those investments may be exercised, we will notify you as soon as reasonably practicable of such rights and/or privileges.

            If you unambiguously inform us in writing within 14 days of such notice (or such shorter period as may be specified or appropriate) that you wish us to exercise the rights and/or privileges and we have sufficient cleared funds, we will do so but only on such terms as you advise in writing and which are reasonably acceptable to us.

            Otherwise we will not exercise any such rights and/or privileges. Notwithstanding the absence of satisfactory instructions or sufficient funds, in the event that we are notified that subscription rights attach to any investments that we or such third party hold on your behalf we may, in our or its absolute discretion, dispose of such rights on your behalf in such manner as we think, or it thinks, fit.

20.9 If we are notified by any third party appointed by us under or pursuant to the Customer Documents, or by any company in which we or such third party hold investments on your behalf that such company intends to make calls upon those investments in respect of any monies whatsoever unpaid on them, we will notify you as soon as practicable of such calls. If you provide us with the relevant funds in sufficient time for us to do so, we will satisfy such calls on your behalf and on such terms as you advise in writing and which are reasonably practicable to us. Otherwise we shall take no action on your behalf and will have no liability whatsoever in respect of the consequences of a failure to satisfy the calls made. However, where the custodian is legally liable to meet such calls it may do so and you will reimburse us forthwith upon demand.

20.10 Subject to Clauses 19, 20.11 and 24 and the Rules we are not authorised to:

            (a) borrow money on your behalf against the security of your Securities; or

            (b) lend any documents of title or certificates evidencing title to any third party; or

            (c) otherwise use your documents of title or other documents evidencing title to investments belonging to you for our own account or for the account of another of our customers.

            In each case, unless we have first entered into a written agreement with you giving us such authorisation.

20.11(a) Without prejudice to Clause 19.5, you hereby authorise MSIL at any time or times to borrow, lend or otherwise use for its own purposes any Charged Securities without giving notice of such borrowing, lending or other use to you. MSIL may retain for its own account all fees, profits and other benefits received in connection with any such borrowing, loan or use. Upon such borrowing, lending or other use, such Charged Securities will become the absolute property of MSIL (or that of such transferee) free from the security created hereunder and from any equity, right, title or interest of yours and you will thereupon have a right against MSIL for the delivery of Securities of the same issuer, forming part of the same issue and of an identical type, nominal value, description and amount as such Charged Securities (provided that where there has been any corporate action or other events in relation to any such Charged Securities, we may determine what assets (which may consist of and include money or other property) are to be treated as equivalent for this purpose) ("Equivalent Securities").

20.11(b) MSIL may deliver, or procure the delivery of, Equivalent Securities to you under Clause 20.11(a) by causing such Equivalent Securities to be transferred, appropriated or designated to your account(s) charged to it from which such Securities were held prior to such use or, if not possible to do so, to such other of your accounts charged to MSIL as MSIL shall determine. Such Securities shall upon such transfer, appropriation or designation become subject to all the provisions of the Customer Documents, including, without limitation, those of Clause 19 and this Clause 20.11.

20.11(c) Our obligation to return Equivalent Securities under this paragraph may, if we so elect, be included in any set-off of obligations of ours to you against any obligation of yours to us (whether under Clauses 24 or 28 below or otherwise), on the basis that there is for that purpose due from us to you an amount equal to the Default Market Value of such Equivalent Securities, and our obligation to return Equivalent Securities shall, if and to the extent so included, be extinguished accordingly. For this purpose -

            (i) the "Default Market Value" of such Equivalent Securities means:

                  (A) if during the Default Valuation Period (as defined below) we have sold Securities forming part of the same issue and being of an identical type and description to those Securities and in substantially the same amount as those Securities, the net proceeds of sale (after deducting all reasonable costs, fees and expenses incurred in connection therewith); and

                  (B) failing such sale during the Default Valuation Period, the market value of such Securities at the Default Valuation Time as determined by us in good faith;

            (ii)  the "Default Valuation Period" means:

                  (A) if the relevant set-off occurs on a day that is a dealing day in the most appropriate market for Securities of the relevant description (as determined by us), a period commencing on the opening of business on that day and ending at the close of business on the following dealing day; and

                  (B) in any other case, the close of business on the second dealing day in that market after the day on which the set-off occurs.

            (iii) the "Default Valuation Time" means the end of the Default
                  Valuation Period.

            Where the amount of any Securities sold as mentioned in (i)(A) above is not identical to that of the Securities to be valued for the purposes of this definition, the Default Market Value of those Securities shall be ascertained by dividing the net proceeds of sale by the amount of the Securities sold so as to obtain a net unit price and multiplying that net unit price by the amount of the Securities to be valued.


                         CHAPTER IV - MATERIAL INTERESTS

21.1 The relationship between you and us is as described in the Customer Documents. Neither that relationship nor the services we provide nor any other matter will give rise to any fiduciary or equitable duties on our part which would prevent or hinder us from doing business for or with you (whether acting as principal or agent), doing business with associates, connected customers, and other investors and generally acting as provided in the Customer Documents.

            We may give advice or make recommendations to you, enter into Transactions for or with you or act as your agent or provide any other service pursuant to Clause 2 notwithstanding that we may have a relationship, arrangement or interest that is material in relation to the Transaction, advice or recommendation concerned and/or the Asset underlying any Contract or Client Contract, including (but not limited to) the following circumstances where:-

            (a) we have acted, are acting or are seeking to act as a financial adviser or lending banker to the issuer (or any of its affiliated companies) of the Assets the subject of a Transaction or have advised or are advising any person in connection with a merger, acquisition or take-over by or for such issuer (or any of its affiliated companies);

            (b) we have sponsored or underwritten or otherwise participated in, or are sponsoring or underwriting or otherwise participating in the Assets the subject of a Transaction;

            (c) we have a holding, dealing, or market-making position or may otherwise be trading or dealing in the Assets the subject of a Transaction or in investments (including without limitation any futures or option Contracts) or assets of any kind underlying, derived from or otherwise directly or indirectly related to such investments;

            (d) we have received or are receiving payments or other benefits for giving business to the firm with which your order is placed;

            (e) we have been or are an associate of the issuer (or any of its affiliated companies) of the Assets the subject of a Transaction;

            (f) we are matching your transaction with that of any other client (including without limitation us, any Associated Firm, connected customer or other customer of us) either by acting on behalf of such person as well as on behalf of you ("agency cross") or by executing matching transactions at or about the same time with you and such persons ("back-to-back principal trade").

21.2 No further disclosure to you is required of any relationship, arrangement or interest which falls within one of the circumstances referred to in Clause 21.1 above, and we will be entitled to retain any profit or benefit arising as if no such relationship, arrangement or interest existed.

21.3 We will not be obliged to disclose to you any matter, fact or thing, whether or not such disclosure would or might be a breach of any duty owed by us to any other person, and we shall not be obliged to disclose to you any matter, fact or thing which comes to the notice of any of our employees, officers or directors if the employee, officer or director who is dealing for or with you is unaware of such matter, fact or thing.

21.4 We may in our absolute discretion decline to carry out a Transaction for or with you or to give advice or make a recommendation to you where we may have an interest in respect thereof which will or may conflict with your interests.


                 CHAPTER V - POWERS AND EXCLUSIONS OF LIABILITY

22.         Exclusion and restriction of liability
22.1 Nothing in the Customer Documents shall exclude or restrict any liability which we have under the Rules or the regulatory system established by the FSA, and which may not be excluded or restricted thereunder.

22.2 We shall not be liable to you in respect of any relevant Client Contract, any matching Contract or otherwise if and to the extent that the relevant Exchange, Clearing House and/or Broker has ceased for any reason (including netting-off our positions with it) to recognise the existence of any Contract or fails to perform or close out any Contract or defaults in respect of margin or collateral. This will not affect your obligations and liabilities hereunder in respect of Contracts, which you have instructed us to open, and which have not been closed out.

22.3 Neither we nor any of our employees, officers or directors will be liable for any loss resulting from any act or omission made under or in relation to or in connection with the Customer Documents, except where such loss results from any bad faith, wilful default, fraud or negligence of us or any of our employees, officers or directors.

22.4 Neither we nor our employees, officers or directors will be liable for any consequential or special damages howsoever arising.

22.5        We will not be liable for the solvency, acts or omissions of:-

            (i) any nominee, custodian or other third party with whom any Charged Securities (or other investments) are held pursuant to Clauses 19 and 20 above; or

            (ii)  any bank with which we maintain any client bank account; or

            (iii) any other third party with whom we deal or transact business or who is appointed by us in good faith on your behalf,

            unless such nominee, custodian, bank or other third party is an Associated Firm, but we will make available to you, when and to the extent reasonably so requested, any rights that we may have against such person.

22.6 If any claim is made by or against us or any of our employees, officers or directors against or by any third party in connection with this Agreement, any Contract acquired or Transaction effected on your instructions or a corresponding Client Contract or arising out of any act or omission by us or our employees, officers or directors, you hereby agree to provide us or our employees, officers or directors with any assistance which you may be reasonably asked to give.

22.7 Neither we nor any of our directors, officers or employees will have any responsibility or liability whatsoever for:

            (a) any advice or opinion which may be given to you concerning the Customer Documents; or

            (b) any expense, loss or damage suffered by you as a result of (i) our carrying out your instructions, if we acted in accordance with such instructions or otherwise acted reasonably, or (ii) properly carrying out or failing to carry out any actions which we are permitted but not required to carry out under the Customer Documents.

23.         Indemnity
            You will fully indemnify us, our Associated Firms and any of our or their employees, officers or directors (each an "Indemnified Person") against all costs, expenses, damages, liabilities and losses which any such Indemnified Person may suffer or incur directly or indirectly as a result of, or in connection with, or arising out of the Customer Documents or any Transaction effected on your instructions or arising out of any act or omission by such Indemnified Person or by any other person permitted under the Customer Documents, and against any claims which may be made against any such Indemnified Person in the performance of the powers or duties of any such Indemnified Person (including in any such case any cost of enforcing the same). The indemnity will not extend to any Indemnified Person if such costs, expenses, damages, liabilities and losses result primarily from the bad faith, wilful default, fraud or negligence of such Indemnified Person.

24.         Morgan Stanley's powers
24.1 If we have determined, in our absolute discretion, that you have not performed (or may not be able or willing in the future to perform) any of your obligations to us under or pursuant to the Customer Documents, we may (with prior notice only if reasonably practicable) take such steps as we consider necessary or desirable to comply with, perform, cancel or satisfy any of our obligations to the relevant Exchange, Clearing House or Broker in respect of any Contract or Contracts acquired on your instructions, or otherwise to protect our position, including closing out and/or performing any or all such Open Contracts. For such purpose, we may:

            (a) buy or sell the Asset underlying any Open Contract in any manner including to or from ourselves or any Connected Company;

            (b)   buy or sell futures or options contracts;

            (c) open new long or short positions in order to establish a spread or straddle;

            (d)   borrow, buy or sell any currency;

            (e)   apply any Margin;

            (f) cancel, terminate or otherwise liquidate any Transaction between you and us; and/or

            (g) set off any obligation to you against any of your obligations to us;

            in each case so that all amounts spent by us in connection with any such actions that are in excess of the amount held in the Margin Account for you shall be paid by you to us on demand.

24.2        On the exercise of our rights under Clause 24.1 above:

            (a) we are not obliged to deliver to you in respect of any corresponding Client Contract the underlying Asset or any money received or receivable on closing out until all of your liabilities to us are satisfied or discharged to our satisfaction, and all amounts you owe us are paid, and:

                  (i) any such underlying Asset may be registered in our name or that of our nominee (which may be an Associated
                        Firm), and we or such nominee may be the custodian of the documents of title or certificates evidencing title to such Asset;

                  (ii) if such amounts are not paid and/or liabilities to us are not satisfied or discharged to our satisfaction, we may sell or realise the underlying Asset upon terms (including the consideration received therefor) as we in our absolute discretion think fit, without being responsible for any loss or diminution in price; any consideration received therefor shall be credited to the Margin Account; and

                  (iii) any income in respect of such Asset paid to us, net of any Taxes payable by us (whether by withholding or otherwise) in respect of such income, shall be credited to the Margin Account; and

            (b) all amounts owing to us hereunder will become immediately payable.

24.3 We do not have to close out Contracts or take any other action in respect of Open Contracts acquired on your instruction. In particular (subject to Clause 24.1 above), no failure by you to pay Margin when demanded will require us to close out any relevant Contract to which such Margin is attributable.

24.4 We may convert any funds realised pursuant to this Clause 24 at such rate and into such currencies as we may reasonably consider appropriate at the relevant time.

25          Certificates conclusive
            Our certificate that any of our rights under the Customer Documents have been exercisable, or as to any amount payable or due under the Customer Documents, will be conclusive and binding on you, absent manifest error. No purchaser, pledgee or transferee of Charged Securities will need to enquire whether any such power has become enforceable, or to establish the proper application of any money paid.

26.         Time of the essence
            Time shall be of the essence in relation to all matters arising under or pursuant to the Customer Documents in respect of Transactions or Client Contracts or otherwise in respect of your dealing in futures or options.

27.         Retention of title
            Title to Securities purchased by you (whether upon exercise of an option Client Contract or otherwise) will pass only when you pay the amount due for such purchase.

28.         Lien and set-off
            As further security for all of your obligations hereunder (but subject to the Rules) we shall have the right to retain (and apply as set out below) all of your property which we or any of our Associated Firms hold for any purpose, including, but not limited to, property held in any other of your accounts with us or any of our Associated Firms, whether or not we have made any advances in connection with such property. From time to time we may, without notice, transfer and re-transfer any money or other property between any such accounts. You shall execute such documents and take such other action as we shall reasonably request in order to perfect our rights with respect to any security referred to in this Clause 28.

29.         Force majeure
            We shall not be liable to you for the non-performance of any of our obligations under this Agreement due to any cause beyond our reasonable control, including without limitation any breakdown or failure of transmission or communication or computer facilities, postal or other strikes or similar industrial action, or the failure of any relevant Exchange, Clearing House or Broker to perform its obligations for any reason.

30.         Taxes
30.1 All amounts which you must pay under the Customer Documents do not include any applicable Taxes. You must pay any Taxes to us at the same time as the amounts to which those Taxes relate.

30.2 You are fully responsible for paying all other Taxes due and the making of all claims in relation thereto whether for exemption from withholding taxes or otherwise, for filing any and all tax returns, and for providing any relevant tax authorities with all necessary information in relation to any investment business we carry on for or with you or any investments which we hold on your behalf.

30.3 We will use all reasonable endeavours to send you any tax documents which we receive relating to you or to any monies or investments we hold under the Customer Documents.

31.         Advice
31.1 You rely on your own judgement when you give orders or instructions to us.

31.2 We do not provide any legal or tax advice. Accordingly, if you consider it necessary you should consult your own legal or tax advisers.


                           CHAPTER VI - AUTHORISATION

32.         Due authorisation
32.1        You represent, warrant and undertake to us that:-

            (a) in any investment business we carry on for or with you under this Agreement, you are and will be acting either as principal or as agent;

            (b) you have and will have full power and capacity and have taken all necessary corporate and other action, and in the case of a trustee of a particular trust you have and will have full power and capacity under the relevant trust deeds, to enter into and perform your obligations under this Agreement (including without limitation the powers and capacity to grant us the charge and any other security herein provided for) and to confer on us the rights and powers contained in or given pursuant to this Agreement. Without limitation:

                  (i) your execution, delivery and performance of this Agreement will not violate or conflict with any Applicable Law or your constitution or any charge, trust deed, contract or other instrument to which you are a party or which is binding upon you or your assets; and

                  (ii) the terms and conditions contained in this Agreement will be your legal, valid and binding obligations;

            (c) you are (or some other person for whom you are trustee or agent and from whom you hold and will at all times hold all requisite authorities is) and will at all times during the continuance of this Agreement be the sole beneficial owner of all Charged Securities. In each case such Charged Securities are and shall be fully paid and free from all mortgages, charges, liens and other encumbrances other than those which may arise in our favour. No other person has or will have any rights or interests therein and you are lawfully entitled to create in our favour the security evidenced or intended to be evidenced hereby;

            (d) when further Securities become Charged Securities or otherwise subject to the charge in Clause 19.2 above you shall be deemed to have made a further and separate representation and warranty in the terms of paragraph (c) above;

            (e) you and any person designated by you have and shall have, due authorisation to act in all respects in relation to this Agreement and each Transaction, Contract and Client Contract and, in relation thereto, you have obtained, shall obtain and shall maintain in effect all necessary authorisations, consents or approvals (including without limitation any required by any Regulatory Body) and shall comply with the terms of the same and with all Applicable Law, and shall provide us with copies or other evidence of such consents or approvals and such evidence of compliance with such law as we may reasonably require.

32.2 You agree that, in all investment business which we carry on for or with you where you are acting as agent, only you will be our customer and we shall have no responsibility to any principal of yours as our customer.

32.3 If you are acting as agent for, or on behalf of another in relation to any Contract and/or Client Contract carried out under this Agreement then:

            (a) you have and will have full power and capacity to enter into this Agreement and to perform all obligations pursuant hereto to be performed by your principal under this Agreement;

            (b) you are expressly authorised by your principal to instruct us in relation to such Contract and/or Client Contract in accordance with the terms and conditions of this Agreement; and

            (c) you will be, and you will procure that your principal will be, jointly and severally liable, each as if a principal, to us in respect of all obligations and liabilities to be performed by you pursuant to and in respect of any such Contract and/or Client Contract.

32.4 You agree to supply us with such financial information about yourself (or any immediate, intermediate or ultimate holding company) as we may reasonably request.

33.         Authorised instructions
33.1 You may from time to time notify us in writing of the names of those persons who are authorised to give instructions on your behalf. Until we receive notice in writing to the contrary, we shall be entitled to assume that any of those persons have full and unrestricted power to give us instructions on your behalf.

33.2 We are entitled to rely and act without further enquiry on any instruction, notice, demand, request or information (by whatever means transmitted and whether or not in writing) which purports or appears to come and which we reasonably believe in good faith to come from you or from any person who is or appears to us to be a person designated in the attached Certificate (if any) or otherwise authorised by you for the purpose of the Customers Documents or from someone acting on your behalf, and we shall not be liable for any actions taken or omitted to be taken in good faith pursuant thereto nor shall we be under any obligation to confirm instructions before they are executed or the accuracy or completeness of any such information before it is acted or otherwise relied upon.

33.3 We are not under any obligation to execute or otherwise enter into any particular Transaction, or to accept and act in accordance with any order or instructions, nor shall we be obliged to give any reasons for declining to do so.

33.4 If we decline to carry out a Transaction we will promptly notify you. We will have no liability for any expense, loss or damage incurred by you by reason of any omission so to notify you, otherwise than as a result of our bad faith, wilful default or negligence; in no event will we have any liability for any consequential or special damage.


                              CHAPTER VII - GENERAL

34.         Information

34.1        You warrant, represent and undertake that:

            (a) you will notify us promptly in writing of any significant change in your financial position (including changes in assets, net assets or called-up share capital); and

            (b) in entering into this Agreement, we have not made and you are not relying upon any statements, representations, promises or undertakings whatsoever that are not contained in this Agreement;

34.2        You will:

            (a) provide us on request all information in your agent's possession or control of you or your agents as may be required to be filed or disclosed pursuant to Applicable Law, in each case regarding us, you, the Customer Documents or any Contract, Client Contract;

            (b) file (within any applicable time periods) such reports, letters and other communications as may be required from time to time by any Regulatory Body relating to you or us, you, the Customer Documents, or any Contract, Client Contract; and

            (c) send a copy of all such reports referred to in paragraph (b) above to us promptly upon such filing, and we may send a copy of the same to any relevant Exchange, Clearing House member or Broker.

35.         Confirmation and Statements
            As soon as practicable after we have carried out a Transaction we shall confirm details of that Transaction to you. We will provide to you at agreed intervals a statement of your overall trading (and Margin) positions with us at the then available current market price.

36.         Telephone recording
            We may use voice record orders, instructions or conversations we receive by telephone. Our voice records shall be prima facie evidence of the order, instructions or conversations recorded, and you agree that such records shall be admissible as such evidence in any Proceedings (as defined in Clause 43.2).

37.         Notices
37.1 Any instructions or requests you give, or demands or confirmations by us may be given in writing or, where permitted under the Rules, orally. Any notice in writing (including without limitation any contract note, confirmation or demand) may be given by posting or delivering it or by sending it by telex, facsimile transmission or any other electronic transmission.

37.2 Any notice or demand given by post will be sent first class, or where appropriate, by air mail and will, subject to Clauses 37.3 and
            37.4 below, be deemed given seven business days after posting and any notice given by delivery or by telex, facsimile transmission or any other electronic transmission will be deemed given upon delivery or transmission (as the case may be), and in proving service of notice it shall be sufficient to prove, in the case of delivery by post, that the letter was correctly addressed and was posted first class or, where appropriate, air mail or, in the case of delivery otherwise than by post, that it was delivered to the correct address or, in the case of transmission by facsimile or telex, that it was transmitted to the correct number and (in the case of telex) received the proper answer back.

37.3 Any contract note, confirmation or account statement which we give in writing shall be deemed correct, conclusive and binding on you if not objected to in writing within the earlier of five business days of despatch by us or one business day of your receipt thereof.

37.4 Any statement produced may be delivered by post, or by sending it by telex, facsimile or other electronic transmission. Where you are ordinarily resident outside of the UK, we may retain statements relating to investments and collateral held by a custodian.

37.5 Communications from you under Clause 33.1, 33.2 and 40.1 and any objection pursuant to Clauses 37.3 and 39.2 shall be deemed received only if actually delivered.

38.         Correct addresses and numbers
            Our address for serving notices is shown at the front of this document, and our facsimile and telex numbers are:

            Fax No:     0171 425 8990/0171 513 8990
            Telex No:   8812564 MORSTAN

            We may change any of these details by written notice to you. Unless you tell us otherwise we will assume that your correct address and facsimile and telex numbers are those shown on any communication we receive which we reasonably believe to come from you.

39.         Entire agreement and amendments
39.1 This Agreement, together with all other Customer Documents, represent the entire terms on which we will undertake for or with your investment business in Exchange-traded futures and options contracts which is regulated by SFA. Any alteration to the Customer Documents must be agreed by us in writing.

39.2 We may amend or supplement our arrangements with you by sending you Further Schedules or a revised Agreement or by written agreement with you. Any amendment or supplement will, unless we have received your written objection, take effect twenty-one days after despatch to you or on such later date as we may specify, and will apply in respect of any commitment or transaction entered into by us after that date. Any amendment or supplement that relates to or results from a change of Applicable Law may take effect immediately or otherwise as we may specify.

40.         Termination
40.1 Either party can terminate this Agreement without penalty by giving notice in writing, which will take effect seven days after the notice is given or after any other period specified in the notice.

40.2 Termination of this Agreement will not affect the rights or liabilities of either party in respect of Contracts and any corresponding Client Contracts for which you have already given an instruction which we have accepted, or in respect of which there is an outstanding liability with us. Any termination will be without prejudice to our rights to all Margin and amounts in the Margin Account. The Customer Documents will apply to these liabilities until all Contracts have been closed out, settled or delivery effected and all liabilities discharged.

40.3 Termination of this Agreement will not affect any provision of the Customer Documents which is intended to survive termination.

41.         Assignment and Transfer
41.1 The Customer Documents shall be binding upon, and inure to the benefit of, MSIL and its successors and assigns.

41.2 MSIL may at any time cause all or any part of its rights, benefits and/or obligations under the Customer Documents to be novated to any subsidiary or holding company (as defined in section 736 of the Companies Act 1985) of MSIL or a subsidiary of any such holding company or any company otherwise affiliated with MSIL (any such company being a "Connected Company") by delivering to you a written substitution notice. Upon delivery of a substitution notice to you:

            a) to the extent that in the substitution notice MSIL seeks to cause its rights and/or its obligations hereunder to be novated, you and MSIL shall be released from further obligations to each other hereunder and their respective rights against each other shall be cancelled;

            b) you and the Connected Company shall acquire the same rights and assume the same obligations between themselves as they would have acquired or assumed by it as a result of such novation.

41.3 You may not assign any of your rights under the Customer Documents, any Contract or Client Contact without our prior written consent. Any purported assignment of your rights will be invalid.

42.         Miscellaneous
42.1 If any term or part of the Customer Documents is void, voidable or unenforceable, the rest of the Customer Documents will not be affected.

42.2 Our rights, remedies, powers and privileges in this Agreement are cumulative and not exclusive of any rights or remedies provided by law. Our failure to exercise, or delay in exercising, any of our rights, remedies, powers or privileges will not operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof.

43.         Governing Law
43.1 The Customer Documents and all Transactions thereunder shall be governed by and construed in accordance with English Law.

43.2 Any suit action, claim or proceeding (together in this Clause referred to as "Proceedings") arising out of or in connection with the Customer Documents or any Transaction thereunder may be brought in the English courts. Any objection that you or we may have now or in the future to the laying of the venue of any Proceedings in any English court, and any claim that any Proceedings have been brought in an inconvenient forum, is waived.

43.3 If you are entitled in any jurisdiction to claim immunity for yourself or for your property or assets from service of process, jurisdiction, suit, judgement, execution, attachment (whether before judgement, in aid of execution or otherwise) or legal process in respect of your obligations under this Agreement, or to the extent that in any jurisdiction there may be attributed to you or your property or assets such immunity (whether or not claimed), you waive such immunity to the fullest extent under the laws of such jurisdiction.

43.4 You irrevocably and generally consent in respect of any legal action or Proceedings arising out of or in connection with the Customer Documents or any Transaction to the giving of any relief or the issue of any process in connection with such action or Proceedings, including, without limitation, the making, enforcement or execution against any property, asset, or revenues whatsoever (irrespective of their use or intended use) of any order or judgement which may be made or given in such action or Proceedings.

IN WITNESS WHEREOF, this Agreement has been entered into on the date written in the Customer Signature pages below.

Signed on behalf of

Morgan Stanley & Co. International Limited
        -and-
Morgan Stanley Securities Limited


By:    /s/ R S Rosenthal
       ------------------------------------
Name:  R S Rosenthal
Title: Company Secretary

                                    PART TWO
                            MASTER NETTING AGREEMENT

THIS MASTER NETTING AGREEMENT is made as of the date specified on the first customer signature page

BETWEEN

(A)   You, as the client named on the customer signature page; and

(B) MORGAN STANLEY & CO. INTERNATIONAL LIMITED ("MSIL") AND/OR MORGAN STANLEY SECURITIES LIMITED ("MSSL") both of 25 Cabot Square, Canary Wharf, London E14 4QA . MSIL is regulated by SFA, and MSSL is regulated by SFA and a member of the London Stock Exchange.


IT IS HEREBY AGREED AS FOLLOWS:

1.    Scope of this Agreement

1.1 Unless otherwise agreed in writing by the Parties in Annex 1 or otherwise and subject to the next sentence, these terms and the particular terms agreed by the Parties govern each Transaction entered into or outstanding between any two Designated Offices of the Parties on or after the date of execution of these terms. In the case of Transactions within paragraph
      (i), (ii), (iii) or (iv) of the definition of "Transaction", these terms govern only those Transactions where the exchange mentioned in such definition is a Specified Exchange.

1.2 These terms, the particular terms of, and applicable to, each and every Transaction governed by these terms, the Schedules to these terms and all amendments to any of such items shall together constitute a single agreement between the Parties. The Parties acknowledge that all Transactions governed by these terms, which are entered into on or after the date of execution of these terms, are entered into in reliance upon the fact that all such items constitute a single agreement between the Parties.

2.    Settlement and Exchange of Clearing Organisation Rules

2.1 Unless a Liquidation Date has occurred or has been effectively set, a Party shall not be obliged to make any payment or delivery scheduled to be made by that Party under a Transaction governed by these terms for so long as an Event of Default or Potential Event of Default with respect to the other Party has occurred and is continuing.

2.2 Unless otherwise agreed in writing by the Parties, if the Parties enter into any Transaction governed by these terms to close out any existing Transaction between the Parties then their obligations under such Transactions shall automatically and immediately be terminated upon entering into the second Transaction, except for any settlement payment due from one Party to the other in respect of such closed-out Transactions.

2.3 These terms shall not be applicable to any Transaction to the extent that action which conflicts with or overrides the provisions of this agreement has been started in relation to that Transaction by a relevant exchange or clearing organisation under applicable rules or laws and is continuing.

3.    Representations, Warranties and Covenants

3.1 Each Party represents and warrants to the other Party as of the date of execution of these terms and, in the case of the representation and warranty in (v) of the Clause 3.1 relating to the entering into of Transactions, as of the date of entering into each Transaction governed by these terms that: (i) it has authority to enter into this agreement; (ii) the person entering into the agreement on its behalf have been duly authorised to do so: (iii) this agreement and the obligations created under this agreement are binding upon it and enforceable against it in accordance with their terms (subject to applicable principles of equity) and do not and will not violate the terms of any agreements to which such Party is bound; (iv) no Event of Default or Potential Event of Default has occurred and is continuing with respect to it; and (v) it acts as principal and sole beneficial owner (and not as trustee) in entering into these terms and each and every Transaction governed by these terms.

3.2 Each Party covenants to the other Party that: (i) it will at all times obtain and comply with the terms of and do all that is necessary to maintain in full force and effect all authorisations, approvals, licences and consents required to enable it lawfully to perform its obligations under this agreement; and (ii) it will promptly notify the other Party of the occurrence of any Event of Default or Potential Event of Default with respect to itself or any credit Support Provider in relation to it.

4     Termination and Liquidation

4.1   If, at any time:

      (i) a Party fails to make any payment when due under or to make or take delivery of any property when due under, or to observe or perform any other provision of, this agreement (including any Transaction governed by these terms) and such failure continues for two business days after notice of non-performance has been given by the other Party to the defaulting Party;

      (ii) a Party commences a voluntary case or other procedure seeking or proposing liquidation, reorganisation, an arrangement or composition, a freeze or moratorium, or other similar relief with respect to itself or to its debts under any bankruptcy, insolvency, regulatory, supervisory or similar law (including any corporate or other law with potential application to an insolvent Party), or seeking the appointment of a trustee, receiver, liquidator, conservator, administrator, custodian, examiner or other similar official (each a "Custodian") of it or any part of its assets; or takes any corporate action to authorise any of the foregoing; and, in the case of a reorganisation, arrangement or composition, the other Party does not consent to the proposals;

      (iii) an involuntary case or other procedure is commenced against a Party seeking or proposing liquidation, reorganisation, an arrangement or composition, a freeze or moratorium, or other similar relief with respect to it or its debts under any bankruptcy, insolvency, regulatory, supervisory or similar law (including any corporate or other law with potential application to an insolvent Party) or seeking the appointment of a Custodian of it or any part of its assets and such involuntary case or other procedure either (a) has not been dismissed within five days of its institution or presentation or (b) has been dismissed within such period but solely on the grounds of an insufficiency of assets to cover the costs of such case or other procedure;

      (iv) a Party dies, become of unsound mind, is unable to pay its debts as they fall due or is bankrupt or insolvent, as defined under any bankruptcy or insolvency law applicable to such Party; or indebtedness of a Party is not paid on the due date therefor or becomes, or becomes capable at any time of being declared, due and payable under agreements or instruments evidencing such indebtedness before it would otherwise have been due and payable, or proceedings are commenced for any execution, any attachment or garnishment, or any distress against, or an encumbrancer takes possession of, the whole or any part of the property, undertaking or assets (tangible and intangible) of a Party;

      (v) a Party or any Credit Support Provider in relation to a Party (or any Custodian acting on behalf of a Party or any Credit Support Provider in relation to a Party) disaffirms, disclaims or repudiates any obligation under this agreement (including any Transaction governed by these terms) or any Credit Support Document;

      (vi) any representation or warranty made or deemed made by a Party pursuant to this agreement or pursuant to any Credit Support Document proves to have been false or misleading in any material respect as at the time it was made or given;

      (vii) (a) any Credit Support Provider in relation to a Party or the relevant Party itself fails to comply with or perform any agreement or obligation to be complied with or performed by it in accordance with the applicable Credit Support Document; (b) any Credit Support Document relating to a Party expires or ceases to be in full force and effect prior to the satisfaction of all obligations of such Party under this agreement (including any Transaction governed by these terms), unless the other Party has agreed in writing that this shall not be an Event of Default; (c) any representation or warranty made or deemed made by any Credit Support Provider in relation to a Party pursuant to any Credit Support Document proves to have been false or misleading in any material respect as at the time it was made or given or deemed made or given; or (d) any event referred to in (ii) to (iv) or (viii) of this Clause 4.1 occurs in respect of any Credit Support Provider in relation to a Party;

      (viii) a Party is dissolved, or in respect of a Party whose existence is dependent upon a formal registration, such registration is removed or ends, or any procedure is commenced seeking or proposing a Party's dissolution or the removal or ending of such a registration of a Party; or

      (ix) any event of default (however described) occurs under any terms of business in place between the Parties or any other event specified for these purposes in Annex 1 or otherwise occurs, then the other Party (the "Non-Defaulting Party") may exercise its rights under Clause 4.2, except that, if so agreed in writing by the Parties (whether by specifying as such in Annex 1 hereto or otherwise), in the case of the occurrence of any Event of Default specified in paragraph (ii) or (iii) above the provisions of Clause 4.3 shall apply.

4.2 Subject to Clause 4.3, at any time following the occurrence of an Event of Default, the Non-Defaulting Party may, by notice to the Defaulting Party, specify a Liquidation Date for the termination and liquidation of Transactions in accordance with the provisions of Clause 4.4.

4.3 If the Parties have so agreed, the date of the occurrence of any Event of Default specified in paragraph (ii) or (iii) of Clause 4.1 shall automatically constitute a Liquidation Date, without the need for any notice by either Party and to the intent that the provisions of Clause 4.4 shall then apply.

4.4   Upon the occurrence of a Liquidation Date:

      (i) neither Party shall be obliged to make any further payments or deliveries under any Transactions governed by these terms which would, but for this Clause, have fallen due for performance on or after the Liquidation Date and such obligations shall be satisfied by settlement (whether by payment, set-off or otherwise) of the Liquidation Amount;

      (ii) the Non-Defaulting Party shall (on, or as soon as reasonably practicable after, the Liquidation Date) determine (discounting if appropriate), in respect of each Transaction governed by these terms, its total cost, loss or, as the case may be, gain, in each case expressed in the Non-Defaulting Party's Base Currency (and, if appropriate, including any loss of bargain, cost of funding or, without duplication, cost, loss or, as the case may be, gain as a result of the termination, liquidation, obtaining, performing or re-establishing of any hedge or related trading position), as a result of the termination, pursuant to this agreement, of each payment or delivery which would otherwise have been required to be made under such Transaction (assuming satisfaction of each applicable condition precedent and having due regard to, if appropriate, such market quotations published on, or official settlement prices set by, a relevant exchange or clearing organisation as may be available on, or immediately preceding, the date of calculation); and

      (iii) the Non-Defaulting Party shall treat each cost or loss to it, determined as above, as a positive amount and each gain by it, so determined, as a negative amount and aggregate all of such amounts to produce a single, net positive or negative amount, denominated in the Non-Defaulting Party's Base Currency (the "Liquidation Amount").

4.5 If the Liquidation Amount determined pursuant to Clause 4.4 is a positive amount, the Defaulting Party shall pay it to the Non-Defaulting Party and if it is a negative amount, the Non-Defaulting Party shall pay it to the Defaulting Party. The Non-Defaulting Party shall notify the Defaulting Party of the Liquidation Amount, and by which Party it is payable, immediately after the calculation of such amount.

4.6 Unless the Parties specify otherwise in Annex 1 or otherwise, where termination and liquidation occurs in accordance with Clause 4.4, the Non-Defaulting Party shall also be entitled, at its discretion, to apply the provisions of Clause 4.4 to any other Transactions entered into between the Parties which are then outstanding, as if each such Transaction were a Transaction governed by these terms.

4.7 The amount payable by one Party to the other Party pursuant to the provisions of Clause 4.5, or any applicable laws or regulations, shall be paid in the Non-Defaulting Party's Base Currency by the close of business on the business day following the completion of the termination and liquidation under Clause 4.4, or any laws or regulations having a similar effect, (converted as required by applicable law into any other currency, any costs of such conversion to be borne by, and (if applicable) deducted from any payment to, the Defaulting Party). Any such amount which is not paid on the due date therefor shall bear interest, at the average rate at which overnight deposits in the currency of such payment are offered by major banks in the London interbank market as of 11.00 a.m. (London time) (or, if no such rate is available, at such reasonable rate as the Non-Defaulting Party may select) plus 1% per annum, for each day for which such amount remains unpaid.

4.8 For the purpose of any calculation hereunder, the Non-Defaulting Party may convert amounts denominated in any other currency into the Non-Defaulting Party's Base Currency at such rate prevailing at the time of the calculation as it shall reasonably select.

4.9 The Non-Defaulting Party's rights under this Clause 4 shall be in addition to, and not in limitation or exclusion of, any other rights which the Non-Defaulting Party may have (whether by agreement, operation of law or otherwise).

5     Set-Off

      Without prejudice to any other right or remedy which it may have, either Party may, on or after the occurrence of a Liquidation Date and the determination of the Liquidation Amount, set off any amount owing by it (whether actual or contingent, present or future and including, if applicable and without limitation, the Liquidation Amount and any amount due and payable on or before the Liquidation Date but remaining unpaid) to the other Party against any amount owing by such other Party (whether actual or contingent, present or future and including, if applicable and without limitation, the Liquidation Amount and any amount due and payable before the Liquidation Date but remaining unpaid) to the first Party.

6     Currency Indemnity

      If a Party (the first Party) receives or recovers any amount in respect of an obligation of the other Party (the second Party) in a currency other than that in which such amount was payable, whether pursuant to a judgement of any court or otherwise, the second Party shall indemnify and hold harmless the first Party from and against any cost (including costs of conversion) and loss suffered by the first Party as a result of receiving such amount in a currency other than the currency in which it was due.

7.    Assignments and Transfers

      Neither Party may assign, charge or otherwise transfer or purport to assign, charge or otherwise transfer its rights or obligations under this agreement (including the Transactions governed by these terms) or any interest therein without the prior written consent of the other Party, and any purported assignment, charge or transfer in violation of this Clause shall be void.

8.    Notices

      Unless otherwise agreed, all notices, instructions and other communications to be given to a Party under this agreement shall be given to the address, telex (if confirmed by the appropriate answerback) or facsimile (confirmed if requested) number and to the individual or department specified in Annex 1, the Customer Signature page or by notice in writing by such Party. Unless otherwise specified, any notice, instruction or other communication given in accordance with this Clause shall be effective upon receipt.

9.    Termination, Waiver and Partial Invalidity

9.1 Either of the Parties hereto may terminate this agreement at any time by seven days' prior notice to the other Party and termination shall be effective at the end of such seventh day; provided, however, that any such termination shall not affect any then outstanding Transactions governed by these terms, and the provisions of this agreement shall continue to apply until all the obligations of each Party to the other under this agreement (including the Transactions governed by these terms) have been fully performed.

9.2 A Party may waive any right, power or privilege under this agreement only by (and to the extent of) an express statement in writing.

9.3 If, at any time, any provision of these terms is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of these terms nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

10.   Time of Essence

      Time shall be of the essence in this agreement.

11.   Payments

      Every payment to be made by a Party under these terms shall be made in same day (or immediately available) and freely transferable funds to the bank account designated by the other Party for such purpose.

12.   Governing Law and Jurisdiction

      Unless the Parties specify otherwise in Annex 1 or otherwise:

12.1 These terms shall be governed by, and construed in accordance with, the laws of England and Wales.

12.2 With respect to any Proceedings, each Party irrevocably (i) agrees that the courts of England shall have exclusive jurisdiction to determine any Proceedings and irrevocably submits to the jurisdiction of the English courts and (ii) waives any objection which it may have at any time to the bringing of any Proceedings in any such court and agrees not to claim that such Proceedings have been brought in an inconvenient forum or that such court does not have jurisdiction over such Party.

12.3 Each Party irrevocably waives to the fullest extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar ground from (i) suit, (ii) jurisdiction of any courts, (iii) relief by way of injunction, order for specific performance or for recovery of property, (iv) attachment of its assets (whether before or after judgement) and (v) execution or enforcement of any judgement to which it or its revenues or assets might otherwise be entitled in any Proceedings in the courts of any jurisdiction and irrevocably agrees to the extent permitted by applicable law that it will not claim any such immunity in any Proceedings. Each Party consents generally in respect of any Proceedings to the giving of any relief or the issue of any process in connection with such Proceedings, including, without limitation, the making, enforcement or execution against any property whatsoever of any order or judgement which may be made or given in such Proceedings.

13    Interpretation

13.1  In these terms:

      "Base Currency" means, as to a Party, the currency specified as such in Annex 1 or agreed as such in relation to it in writing between the Parties or, failing any such specification or agreement, the lawful currency of the United Kingdom;

      "Credit Support Document" means, as to a Party (the first Party), a guarantee, hypothecation agreement, margin or security agreement or document, or any other document containing an obligation of a third party ("Credit Support Provider"), or of the first Party, in favour of the other Party supporting any obligations of the first Party under this agreement;

      "Credit Support Provider" has the meaning given to it in the definition of Credit Support Document;

      "Custodian" has the meaning given to it in Clause 4.1;

      "Defaulting Party" means the Party in respect of which, or related to a Credit Support Provider in respect of which, an Event of Default has occurred;

      "Designated Office(s)" means, as to a Party, the office identified with its name on page 1 of these terms and any other office(s) specified in Annex 1 or otherwise agreed by the Parties to be its Designated Office(s) for the purpose of this agreement;

      "Liquidation Date" means a day on which, pursuant to the provisions of Clause 4, the Non-Defaulting Party commences the termination and liquidation of Transactions or such a termination and liquidation commences automatically;

      "Potential Event of Default" means any event which may become (with the passage of time, the giving of notice, the making of any determination hereunder or any combination thereof) an Event of Default;

      "Proceedings" means any suit, action, or other proceedings relating to this agreement;

      "Specified Exchanges" means the exchanges specified in Annex 2 and any other exchanges agreed by the Parties to be Specified Exchanges for the purpose of Clause 1.1; and "Specified Exchange" means any of them;

      "Transaction" means:

      (i) a contract made on an exchange or pursuant to the rules of an exchange;

      (ii)   a contract subject to the rules of an exchange; or

      (iii) a contract which would (but for its term to maturity only) be a contract made on, or subject to the rules of, an exchange and which, at the appropriate time, is to be submitted for clearing as a contract made on, or subject to the rules of, an exchange, in any of cases (i), (ii), (iii) being a future, option, contract for differences, spot or forward contract of any kind in relation to any commodity, metal, financial instrument (including any security), currency, interest rate, index or any combination thereof;

      (iv) a transaction which is back-to-back with any transaction within paragraph (i), (ii) or (iii) of this definition; or

      (v) any other transaction which the Parties agree shall be a Transaction.

13.2 In these terms, "Event of Default" means any of the events listed in Clause 4.1; "Liquidation Amount" has the meaning ascribed to it in Clause 4.4; and "Non-Defaulting Party" has the meaning ascribed to it in Clause 4.1.

13.3  Any reference in these terms to:

      a "business day" shall be construed as a reference to a day (other than a Saturday or Sunday) on which:

      (i)    in relation to a date for the payment of any sum denomination in
             (a) any currency (other than ecu or euro), banks generally are open for business in the principal financial centre of the country of such currency; (b) ecu, the Ecu Clearing and Settlement System operated by the Ecu Banking Association, (or, if such clearing system ceases to be operative, any other clearing or settlement system determined by the Parties) is open for business; or (c) euros, settlement of payments denominated in euros is generally possible in London or any other financial centre in Europe selected by the Parties; and

      (ii) in relation to a date for the delivery of any property, property of such type is capable of being delivered in satisfaction of obligations incurred in the market in which the obligation to deliver such first property was incurred;

      a "Clause" or "Annex" shall be construed as a reference to, respectively, a clause or Annex of these terms, unless the context requires otherwise;

      a "currency" shall be construed so as to include any unit of account;

      "indebtedness" shall be construed so as to include any obligation (whether present or future, actual or contingent, as principal or surety or otherwise) for the payment or repayment of money;

       "Parties" shall be construed as a reference to the parties to this agreement and shall include their successors and permitted assigns; and "Party" shall be construed as a reference to which of the Parties is appropriate in the context in which such expression may be used;

      a Party to which a Credit Support Provider relates shall be construed as a reference to the Party whose obligations under this agreement are supported by that Credit Support Provider; and

      these "terms" or this "agreement" shall be construed as including the Annexes and as a reference to these terms or this agreement as the same may be amended, varied, novated or supplemented from time to time.

ANNEX 1 TO MASTER NETTING AGREEMENT

1.    Scope of Agreement

      (a) Each of the following shall be a Transaction for the purpose of paragraph (v) of the definition of "Transaction" in Clause 13.1:
            Not applicable.

      (b) For the purposes of Clause 1.1, these terms shall not apply to [all] [the following] Transactions outstanding between the Parties on the date of execution of these terms: Not applicable.

      (c) In the event of a discrepancy between these terms and the Customer Documents for Exchange-traded Derivatives, these terms will govern in relation to close out netting of Transactions but without prejudice to any other rights that Morgan Stanley may have under the Customer Documents for Exchange-traded Derivatives.

2.    Designated Offices

      Each of the following shall be a Designated Office: The offices specified in Section 7 "Notices" below or in the Customer Signature page.

3.    Representations, Warrants and Covenants

      Clause 3.1 is hereby amended by deleting the words "in the case of the representation and warranty in (v) of the Clause 3.1 relating to the entering into of Transactions,".


4.    Additional Event(s) of Default

      Each of the following shall be an Event of Default for the purpose of paragraph (ix) of Clause 4.1: Not Applicable

5.    Automatic Termination

      Upon the occurrence of any Event of Default specified in paragraph (ii) or
      (iii) of Clause 4.1, the provisions of Clause 4.3 shall apply.

6.    Termination of Other Transactions

      The provisions of Clause 4.6 shall not apply.

7.    Notices

      Morgan Stanley

      Name                  :     Morgan Stanley & Co. International Limited

      Address               :     25 Cabot Square, Canary Wharf, London E14 4QA

      Telephone Numbers     :     44-171-425-8000

      Telex number          :     8812564

      Facsimile number      :     44-171-425-4976

      Name of individual or department to whom notices are to be sent:
      Compliance

8.    No Reliance

      In connection with these terms and the Customer Documents for Exchange-Traded Derivatives, each Transaction and any other documentation relating to these terms, both Parties represent and acknowledge that (i) it is entering into each Transaction with a full understanding of all material terms and risks thereof, and it is capable of assuming those risks; (ii) it has made its investment and trading decisions (including decisions regarding the suitability of any transaction) based upon its own judgement and upon any advice from such advisors as it has deemed necessary, and not in reliance upon any view expressed by the other Party;
      (iii) the other Party is not acting as a fiduciary or an advisor for it, and all decisions have been the results of arm's length negotiations between the Parties; and (iv) the other Party has not given to it any assurance or guarantee as to the expected performance or result of any Transaction.

9.    Governing Law and Jurisdiction

      The following provisions shall not apply in place of the provisions of Clause 12:

      12.1 These terms shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to conflict of law provisions.

      12.2 With respect to any Proceedings, each Party irrevocably (i) submits to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City and (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court and agrees not to claim that such Proceedings have been brought in any inconvenient forum or that such court does not have jurisdiction over such Party.

      12.3 Each party irrevocably waives to the fullest extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity of the grounds of sovereignty or other similar grounds from (i) suit, (ii) jurisdiction of any courts, (iii) relief by way of injunction, order for specific performance or for recovery of property, (iv) attachment of its assets (whether before or after judgement) and (v) execution or enforcement of any judgement to which it or its revenues or assets might otherwise be entitled in any Proceedings in the courts of any jurisdiction and irrevocably agrees to the extent permitted by applicable law that it will not claim any such immunity in any Proceedings. Each Party consents generally in respect of any Proceedings to the giving of any relief or the issue of any process in connection with such Proceedings, including, without limitation, the making enforcement or execution against any property whatsoever of any order or judgement which may be made or given in such Proceedings.

      12.4 Each Party hereby irrevocably waives any and all right to trial by jury in any Proceedings.

10.   Base Currency:  US Dollars

11.   Selected Financial Centres for Euro Settlements:  Not Applicable

12.   FDICIA Representations

      The following provisions shall not apply to this agreement. Each Party represents and warrants to the other Party that it is a financial institution under the provisions of Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA"), and the Parties agree that this agreement shall be a netting contract, as defined in FDICIA, and each receipt or payment or delivery obligation hereunder shall be a covered contractual payment entitlement or covered contractual payment obligations, respectively, as defined in and subject to FDICIA.

ANNEX 2 TO MASTER NETTING AGREEMENT

Specific Exchanges

The following exchanges are Specified Exchanges for the purposes of Clause 1.1;

Any Recognised Exchange, Recognised Investment Exchange, Designated Investment Exchange or Approved Exchange as defined by the Financial Services Authority or the Securities and Futures Authority and as amended from time to time.


IN WITNESS WHEREOF, this Agreement has been entered into on the date written in the Customer Signature pages.

Signed on behalf of

Morgan Stanley & Co. International Limited
        -and-
Morgan Stanley Securities Limited


By:    /s/ R S Rosenthal
       -----------------------------------
Name:  R S Rosenthal
Title: Company Secretary

                                   PART THREE
                                   SCHEDULE 1

                          SELECTED ASSOCIATED FIRMS OF
                   MORGAN STANLEY & CO. INTERNATIONAL LIMITED
                      AND MORGAN STANLEY SECURITIES LIMITED


                            Morgan Stanley Group Inc.
                        Morgan Stanley & Co. Incorporated
                       Morgan Stanley Market Products Inc.
                      Morgan Stanley Capital Services Inc.
                        Morgan Stanley Capital Group Inc.
             Morgan Stanley & Co. International Limited Incorporated
                          Morgan Stanley Japan Limited
                             Morgan Stanley Bank AG*
                                Morgan Stanley SA
                           Morgan Stanley Asia Limited
                          Morgan Stanley & Co. Limited
               Morgan Stanley & Co. International Holdings Limited
                            Morstan Nominees Limited
                      Morgan Stanley Services (UK) Limited
                          Morgan Stanley Canada Limited
                Morgan Stanley Asset Management Singapore Limited
                     Morgan Stanley Asset Management Limited
                      Morgan Stanley Asset Management Inc.
                           MS Securities Services Inc.
                               Morgan Stanley SpA
               Morgan Stanley Capital Group Singapore Pte Limited
                   Morgan Stanley Hong Kong Securities Limited
                    Morgan Stanley Hong Kong Nominees Limited
                    Morgan Stanley Futures Hong Kong Limited
                    Morgan Stanley Futures Singapore Limited
                        Morgan Stanley Australia Limited
             Morgan Stanley Global Securities Services Incorporated
                             Bank Morgan Stanley AG*


* Approved Banks

                                   PART THREE
                                   SCHEDULE 2

                         ADDITIONAL PROVISIONS FOR LIFFE

The provisions of this Schedule 2 apply where the Contract is a futures or options contract subject to the Rules of LIFFE.

1.    General Provisions

1.1 Morgan Stanley & Co. International Limited is an individual clearing member of LIFFE. Morgan Stanley Securities Limited is a non-clearing member of LIFFE.

1.2   You accept that in relation to LIFFE:

      (a) any allocation pursuant to Clause 12 of this Agreement shall be made as follows. We shall allocate as between clients, first, on the basis of a first in first out (FIFO) basis and, secondly, pro rata in respect of Open Contracts for which there is a corresponding Client Contract;

      (b) any dispute arising from or relating to this Agreement, insofar as it relates to Contracts or Clients Contracts subject to the rules of LIFFE, and any dispute arising from or relating to any such Contract or Client Contract as aforesaid and made hereunder shall, unless resolved between us, be referred to the arbitration rules of LIFFE, or to such other organisation as LIFFE may direct before either of us resorts to the jurisdiction of the courts (other than to obtain an injunction or an order for security for a claim). Clause 43 of this Agreement shall be subject to the agreement contained in this sub-paragraph; and

      (c) subject to the arbitration clause in sub-paragraph (b) above, disputes arising from this Agreement or from Contracts or Client Contracts made under or pursuant to this Agreement shall (for our benefit) be subject to the exclusive jurisdiction of the English courts to which both parties hereby irrevocably submit.

      (d) in both our interests, LIFFE may from time to time sanction the making of contracts by us outside the pit or outside its electronic trading system in order to satisfy your order, where there has been an error in the execution of your order. Where a better price (an improvement) can be obtained, we will seek to secure and offer that improvement to you. However, you should note that where, in response to your order, we have bought or sold in accordance with the instruction in your order to buy or, as the case may be, to sell but have traded the wrong delivery/expiry month or wrong exercise price of the relevant contract, then we may in accordance with LIFFE's Rules offset any loss arising from that trade against any improvement achieved for you in the course of correctly satisfying your order, thus offering you only the net improvements, if any.


2.    Exclusion of Liability

2.1 As a member of LIFFE and pursuant to the Rules of LIFFE, we are required to include a provision dealing with exclusion of liability in our agreement with you. The following provisions and paragraph 3.1 shall apply without prejudice to the generality of Clauses 22, 23, 27 and 28 of this Agreement with you.

2.2 LIFFE Administration and Management (the "Exchange") is obliged under the FSA1986 to ensure that business conducted by means of its market facilities is conducted in an orderly manner and so as to afford proper protection to investors. We and the Exchange wish to draw to your attention that, inter alia, business on the market may from time to time be suspended or restricted, or the market may from time to time be closed for a temporary period or for such longer period as may be determined in accordance with LIFFE's rules on the occurrence of one or more events which require such action to be taken in the interests of, inter alia, maintaining a fair and orderly market. Any such action may result in our being unable, and through us you and your clients (if any) may from time to time be prevented from or hindered in entering into contracts in accordance with LIFFE's rules as a result of a failure of some or all market facilities. We and the Exchange wish to draw the following exclusion of liability to your attention and to the attention of your clients (if any). Unless otherwise expressly provided in LIFFE's rules or in any other agreement to which LIFFE is party, we and LIFFE shall not be liable to you or any client of yours for loss (including any indirect or consequential loss including, without limitation, loss of profit), damage, injury or delay, whether direct or indirect, arising from any of the circumstances or occurrences referred to above, or from any act or omission of the Exchange, its officers, employees, agents or representatives, under LIFFE's rules or pursuant to the Exchange's obligations under statute, or from any breach of contract by or any negligence howsoever arising of the Exchange, its officers, employees, agents or representatives.

2.3 Paragraphs 2.1 and 2.2 of this Schedule 2 shall be construed as applying to, and having the same effect in relation to, business which we transact, or which we would transact, but for one of the events referred to in this Paragraph occurring, on other futures and options markets.

3.    Linked Contracts

DEFINITIONS

"LCH"                                 means The London Clearing House Limited;

"LIFFE"                               means LIFFE Administration and Management;

"LIFFE Contract"                      means an Exchange Contract to which a
                                      Linked Participating Exchange Contract is linked;

"Linked LIFFE Contract"               means an Exchange Contract made available
                                      for trading on the market pursuant to a
                                      Link, which is specified as such in a
                                      General Notice published from time to time by the Exchange and is linked to a Participating Exchange Contract;

"Linked Participant Exchange Contract" means a Participating Exchange Contract specified as such in a General Notice published from time to time by the Exchange and is linked to an Exchange Contract;

"Participating Exchange"              means an exchange which has concluded one
                                      or more agreements in relation to a Link with the Exchange and/or LCH pursuant to which: (i) contracts in the terms of one or more Linked LIFFE Contracts are to be transferred to, for clearing by, such exchange or its clearing house; or (ii) contracts in the terms of a Linked
                                      Participating Exchange Contract are to be transferred to, for clearing by, LCH. The term "Participating Exchange" shall include any clearing house, which from time to time provides clearing services to such exchange;

"Participating                        Exchange Contract" in respect of a
                                      Participating Exchange, means a class of contract permitted to be made by Participating Exchange Members under
                                      Participating Exchange rules.

GENERAL PROVISIONS

3.1   Exclusion of Liability

      We and LIFFE Administration and Management ("LIFFE") wish to draw to your attention that LIFFE shall have no liability whatsoever to any member or client in contract, tort (including, without limitation, negligence), trust, as fiduciary or under any other cause of action (except in respect of gross negligence, wilful default or fraud on its part), in respect of any damage, loss, cost or expense of whatsoever nature suffered or incurred by any member or client, as the case may be, as a result of: any suspension, restriction or closure of the market administered by either a Participating Exchange or LIFFE, whether for a temporary period or otherwise, or as a result of a decision taken on the occurrence of a market emergency; any failure by a Participating Exchange, LIFFE or LCH to supply each other with data or information in accordance with arrangements from time to time established between all or any of them; the failure of communications facilities or technology supplied, operated or used by either a Participating Exchange, LIFFE or LCH for the purposes of the Link; any event which is outside its or their control; any act or omission of either a Participating Exchange (where a Participating Exchange is acting otherwise than in connection with its clearing function) or LIFFE in connection with any Participating Exchange Contract, Linked LIFFE Contract or Linked Participating Exchange Contract or any act or omission of a Participating Exchange, LIFFE, or LCH (as the case may be) in connection with the operation of the Link or the arrangements for the transfer of contracts.

3.2   Governing Law

      This agreement and all contracts in the terms of LIFFE Contracts made under this agreement shall be subject to and construed in accordance with English Law.

3.3   Margin and Client Money/Assets

      Following the transfer of a contract in the terms of a Linked LIFFE Contract and the creation of a contract in the terms of a Participating Exchange Contract or prior to the transfer of a contract in the terms of a Linked Participating Exchange Contract and the creation of a contract in the terms of a LIFFE Contract (as the case may be), margin requirements will be determined in accordance with the rules of the Participating Exchange rather than LIFFE Rules. Any money or assets held in any country other than the UK may be subject to the applicable law of that country rather than UK client money and other assets rules, and you should satisfy yourself that this is acceptable to you before instructing us to transact any such business.

PROVISIONS RELATING TO OUTWARD TRANSFERS OF LINKED LIFFE CONTRACTS

3.4   Rules of LIFFE

      All contracts in the terms of a Linked LIFFE Contract made on LIFFE shall be subject to the Rules of LIFFE as from time to time in force.

3.5   Transfer

      We shall endeavour to secure the transfer through the relevant Link of each contract in the terms of a Linked LIFFE Contract made between us which is intended for transfer. Upon confirmation by the relevant Participating Exchange of receipt of trade/position details from LCH, rights and obligations under such contract, save for outstanding obligations with respect to fees and margin and those rights and obligations referred to in the Rules of LIFFE and the Regulations of LCH, shall be discharged and there shall arise simultaneously a contract in the terms of a Participating Exchange Contract between us. The contract in terms of a Participating Exchange Contract shall be subject to the rules of the relevant Participating Exchange and shall not be subject to the provisions of this agreement.

3.6   Delayed Transfer

      In the event that, on any LIFFE trading day, LCH is unable for whatever reason to transmit details of all contracts in the terms of a Linked LIFFE Contract, or the relevant Participating Exchange is unable to receive or acknowledge receipt of all such details, any such contract made between us on that day shall remain as an undischarged contract in the terms of a Linked LIFFE Contract (but without prejudice to any default provisions agreed between us which may be operated to discharge such contract), subject to the Rules of LIFFE and the General Regulations and Default Rules of LCH as from time to time in force, until such time as transfer can be achieved.

3.7   Impossibility of Transfer

      If it is not possible for whatever reason for details of contracts in the terms of the Linked LIFFE Contract to be transmitted by LCH, or for the relevant Participating Exchange to receive or acknowledge receipt of all such details, so that transfer of such contracts cannot occur on any particular day, and any circumstances preventing such transfer continues so that the Link is suspended or terminated, any such contract made between us during any such period shall remain as an undischarged contract in the terms of a Linked LIFFE Contract, subject to the Rules of LIFFE and the Regulations of LCH as from time to time in force, and shall be performed in accordance with its terms or may be closed out or otherwise discharged, in accordance with the Rules and any agreement reached between us.

PROVISIONS RELATING TO INWARD TRANSFERS OF LINKED PARTICIPATING EXCHANGE
CONTRACTS

3.8   Transfer

      In respect of each contract in the terms of a Linked Participating Exchange Contract made between us which is intended for transfer through the relevant Link, rights and obligations under such contract, save for outstanding obligations with respect to fees or margin and any other rights or obligations referred to in the Rules of the Participating Exchange, shall be discharged upon confirmation by LCH of receipt of trade/position details from the Participating Exchange and there shall arise simultaneously a contract in the terms of a LIFFE Contract between us. The LIFFE Contract shall be subject to the Rules of LIFFE and the General Regulations and Default Rules of LCH.

3.9   Delayed Transfer

      In the event that, on any Participating Exchange trading day, the relevant Participating Exchange is unable for whatever reason to transmit details of all contracts in the terms of a Linked Participating Exchange Contract, or LCH is unable to receive or acknowledge receipt of all such details, any such contract made between us on that Participating Exchange on that day shall remain an undischarged contract in the terms of a Linked Participating Exchange Contract (but without prejudice to any default provisions agreed between us which might be operated to discharge such contract), subject to the rules of the Participating Exchange as from time to time in force, until such time as transfer can be achieved.

3.10  Impossibility of Transfer

      If it is not possible for whatever reason for details of contracts in the terms of a Linked Participating Exchange Contract to be transmitted by the relevant Participating Exchange, or for LCH to receive or acknowledge receipt of all such details, so that transfer of such contracts cannot occur on any particular day, and any circumstance preventing such transfer continues so that the Link is suspended or terminated, any such contract made between us on that Participating Exchange during that period shall remain as an undischarged contract in the terms of a Linked Participating Exchange Contract, subject to the rules of the Participating Exchange as from time to time in force and shall be performed in accordance with its terms or may be closed out or otherwise discharged in accordance with the Rules and any agreement reached between us.

                                   PART THREE
                                   SCHEDULE 3

                 ELECTRONIC TRADING AND ORDER ROUTING SYSTEMS
                            FIA DISCLOSURE STATEMENT


      Electronic trading and order routing systems differ from traditional open outcry pit trading and manual order routing methods. Transactions using an electronic system are subject to the rules and regulations of the exchange(s) offering the system and/or listing the contract. Before you engage in transactions using an electronic system, you should carefully review the rules and regulations of the exchange(s) offering the system and/or listing contracts you intend to trade.

      DIFFERENCES AMONG ELECTRONIC TRADING SYSTEMS

      Trading or routing orders through electronic systems varies widely among the different electronic systems. You should consult the rules and regulations of the exchange offering the electronic system and/or listing the contract traded or order routed to understand, among other things, in the case of trading systems, the system's order matching procedure, opening and closing procedures and prices, error trade policies, and trading limitations or requirements; and in the case of all systems, qualifications for access and grounds for termination and limitations on the types of orders that may be entered into the system. Each of these matters may present different risk factors with respect to trading on or using a particular system. Each system may also present risks related to system access, varying response times, and security. In the case of internet-based systems, there may be additional types of risks related to system access, varying response times and security, as well as risks related to service providers and the receipt and monitoring of electronic mail.

      RISKS ASSOCIATED WITH SYSTEM FAILURE

      Trading through an electronic trading or order routing system exposes you to risks associated with system or component failure. In the event of system or component failure, it is possible that, for a certain time period, you may not be able to enter new orders, execute existing orders, or modify or cancel orders that were previously entered. System or component failure may also result in loss of orders or order priority.

      SIMULTANEOUS OPEN OUTCRY PIT AND ELECTRONIC TRADING

      Some contracts offered on an electronic trading system may be traded electronically and through open outcry during the same trading hours. You should review the rules and regulations of the exchange offering the system and/or listing the contract to determine how orders that do not designate a particular process will be executed.

      LIMITATION OF LIABILITY

      Exchanges offering an electronic trading or order routing system and/or listing the contract may have adopted rules to limit their liability, the liability of FCMs, and software and communication system vendors and the amount of damages you may collect for system failure and delays. These limitations of liability provisions vary among the exchanges. You should consult the rules and regulations of the relevant exchange(s) in order to understand these liability limitations.

                                    PART FOUR
                         NON-PRIVATE CUSTOMER DOCUMENTS
                          (Exchange-traded Derivatives)

                               CUSTOMER SIGNATURES

To:   Morgan Stanley & Co. International Limited
      Morgan Stanley Securities Limited

The undersigned agrees to the terms of the Non-Private Customer Documents (Exchange-traded Derivatives) including without limitation, the indemnities, exclusions and restrictions of duties and liabilities in your favour therein and any additional enclosures, all of which we have read and understood.

Date:                        May 1, 2000

Signed:                      Demeter Management Corporation, General Partner

Name(s):                     By:  Robert E. Murray, President & Chairman
                             [Signed] /s/ Robert E. Murray

Authorised Signatory(ies)
for and on behalf of         Morgan Stanley Dean Witter Spectrum Technical L.P.
                             [Print Name of Client (Non-Private Customer)]

All notices or other documents pursuant to this booklet shall be served at the following address:

Address:                     c/o Demeter Management Corporation
                                 Two World Trade Center,. 62nd Floor
                                 New York, NY 10048



For the attention of:        Robert E. Murray

Telex and Answerback:

Fax:                         (212) 392-2804


Corporate Registered Office:
(if different from above)


Designated Offices for the purposes of Master Netting Agreement:
(if different from above)



                     CUSTOMERS DOMICILED IN LUXEMBOURG ONLY

I/We confirm that I/we specifically and expressly consent to Clause 9, 21, 22, 23, 32, 33, 34, 39, 40 and 42 of the above Agreement for the purposes of Article 1135-1 of the Civil Code and Article 1 of the Protocol annexed to the Convention on Jurisdiction and the Enforcement of Judgements in Civil and Commercial Matters signed in Brussels on 27th September 1968.

Signed:

                        THIRD PARTY TRADING AUTHORISATION

THIS DOCUMENT SHOULD BE COMPLETED ONLY BY CUSTOMERS WHO HAVE SIGNED THE CUSTOMER SIGNATURE PAGES BUT WHO WISH TO DELEGATE AUTHORITY TO AN INVESTMENT ADVISOR, INVESTMENT MANAGER OR OTHER THIRD PARTY.

To:   Morgan Stanley & Co. International Limited
      Morgan Stanley Securities Limited

Dear Sirs

I/We refer to the Non-Private Customer Documents (Exchange-traded Derivatives) set out on the preceding pages of this booklet which is supplemented hereby. Terms used herein have the same meanings as ascribed to them in the Agreement and any Customer Documents referred to therein.

I/We hereby authorise the individual or organisation named as agent (in the "Agent's Details" section below) and hereinafter referred to as the "Agent" as my/our agent to purchase, sell and trade generally in, exercise, and otherwise enter into and carry out transactions and give other instructions relating to financial and commodity futures, options and contracts for differences (and any related transactions including without limitation, foreign exchange transactions to facilitate any of the foregoing), on margin or otherwise, for my/our account and risk and in my/our name or number on your books, including trades which will or may result in me/us having short position in any such investment. I/We authorise you to accept and act on:

(a) any and all orders and instructions received in connection with such transactions; and

(b) any other instructions of the Agent in any respect concerning my/our account(s) with you (including, without limitation, delivering or otherwise transferring as the Agent may order or direct, and whether or not any such delivery or other transfer is to be made against payment, or any such payment is to be made against delivery or other transfer).

In all matters or things mentioned above or otherwise concerning or incidental to any of my/our accounts(s) with you, the Agent is authorised to act for me/us and on my/our behalf in the same manner and with the same effect as I/we myself/ourselves might or could do. The Agent may from time to time appoint (in writing, effective upon receipt thereof by you) individuals to sign documents and give instructions pursuant to this authorisation.

I/We acknowledge that any Transaction entered into by the Agent pursuant to the above authority will be governed by the Customer Documents and that I/we shall have all the rights and obligations in respect thereof as are contained in the Customer Documents and, without prejudice to the generality of the foregoing, I/we shall indemnify you and hold you harmless from, and pay you promptly on demand, any and all losses, costs, expenses, damages and liabilities whatsoever (including consequential and special damage) arising directly or indirectly from any such Transaction or debt balances due thereon.

This authorisation and indemnity is in addition to, and in no way limits or restricts, any rights which you may have under the Customer Documents and any other agreement or agreements entered between us.

I/We acknowledge that neither you nor any of your associates nor any of your or their directors, officers or employees will be liable for any loss howsoever suffered by me/us pursuant to this authorisation unless loss arises from your negligence, bad faith, wilful default, or fraud. I/We have carefully examined the provisions of the documents by which I/we have given trading authority or control over my/our account(s) to the Agent and understand fully the obligations which I/we have assumed by executing that document. I/We understand that neither you nor any of your associates are in any way responsible for any loss to me/us occasioned by the actions of the Agent, and you do not, by implication or otherwise, endorse the operating methods of the Agent. We further understand that to the extent that we now or hereafter give to the Agent authority to exercise any of my/our account(s) I/we do so at our my/own risk.

This authorisation may be terminated by me/us at any time with effect from actual receipt by you of written notice of termination. Termination of this authorisation shall not affect any liability resulting from transactions initiated prior to such termination. This authorisation and indemnity shall inure to your benefit and that of your successors and assigns.

Yours faithfully

Signed:                      .

AGENT'S DETAILS (please print)

      Name of Agent:
      Address of Agent:
      Telephone:
      Telex and Answerback:

                        CERTIFICATES OF AUTHORITY TO DEAL
                      FOR USE BY COMPANIES AND PARTNERSHIPS

Certificate of Company Secretary/Authorised Partner*

Extracts from the Minutes of the Meeting of the Board of
Directors/Partners/Management Committee* of ...................... (the
"Company/Partnership") held at ......................... on
 ..................... 19....

IT WAS RESOLVED THAT:
(1) the Company/Partnership* is by its Memorandum and Articles of Association/Partnership Agreement/constitutional documents* empowered to trade in financial and commodity futures, options and contracts for differences ("investments") and to enter into and perform the Non-Private Customer Documents between the Company and Morgan Stanley & Co. International Limited and Morgan Stanley Securities Limited concerning investment and dealing and related services (including such transactions in such investments);

(2)+ trading or dealing in financial and commodity futures, options and contracts for differences and/or other investments pursuant to the Non-Private Customer Documents would be carrying on the ordinary business of the Partnership;

(2/3*) any one/two* of the undermentioned designated persons be hereby authorised, on behalf of the Company/Partnership*

            (a)   to accept and sign the Non-Private Customer Documents;

            (b) to sign all documents in connection with, and give all instructions relating to, trading in investments and otherwise howsoever under and pursuant to the Non-Private Customer Documents; and

            (c) to delegate authority to one or more persons to sign any documents, give any instructions and do anything else permitted to be signed given or done by such designated person.

                               DESIGNATED PERSONS

                  Name                 Position               Signature













I certify that the above is a true extract from the Minutes of a duly convened and held meeting of the Board of Directors/Partners/Management Committee* of the Company/Partnership*

            Signed:

            Name:

            Title:            Secretary/Director/Authorised Partner*

            Date:

* Delete as appropriate
+ Partnerships

Note: Companies incorporated outside the UK, British Dependent Territories and
      Commonwealth may, instead of extract minutes comprising a director's resolution, provide a certificate signed by a duly authorised officer of the Company (and showing the officer's name and title) and comprising both paragraphs (1) and (2) as applicable to companies but preceded by the words "This is to certify that".

            Corporate general partners of a limited partnership should provide a certificate as a company but including appropriate additional references to the partnership (including paragraph 2 for partnerships).

                             CERTIFICATE OF TRUSTEES
                             (FOR USE BY TRUSTEES)

Extracts from the Minutes of a Meeting of the trustees of
(the "Trust") held at ............................... on.................19....

IT WAS RESOLVED THAT all the Trustees accept and authorise the signature on behalf of each of them of the Non-Private Customer Documents between the Trustees and Morgan Stanley & Co. International Limited and Morgan Stanley Securities Limited concerning transactions in financial and commodity futures, options and contracts for difference and that, in connection therewith:

(1) The Trustees, after taking legal advice, were satisfied that they were empowered by the Trust Deed(s) constituting the Trust to enter into and perform the Non-Private Customer Documents and all liabilities and obligations attaching to the "Private Customer" (as defined) thereunder;

(2) The exercise of all rights and privileges of the "Non-Private Customer" (as so defined) under the Non-Private Customer Documents would be carried out only in accordance with the said powers contained in the Trust Deed(s) constituting the Trust and in particular after obtaining all proper and requisite investment advice;

(3) The Trustees were satisfied that they were empowered by the said Trust Deed(s) to delegate the requisite powers and pursuant to that power any one/two* of the undermentioned persons be hereby authorised, on behalf of the Trustees:

      (a) to sign the Non-Private Customer Documents and all documents in connection with, and give all instructions relating to, the Non-Private Customer Documents; and

      (b) to delegate authority to one or more persons to sign any documents, give any instructions and do anything else permitted to be signed, given or done by such designated person;

                               DESIGNATED PERSONS

Name                                 Position                       Signature












(4) The Trustees would give to Morgan Stanley & Co. International Limited and Morgan Stanley Securities Limited written notice in the terms if sub-paragraph (3) above each time there was an alteration in the persons authorised as referred to in such sub-paragraph.

I certify that the above is a true extract from the Minutes of a duly convened and held meeting of all the Trustees of the Trust.


Signed:     ............     ............

Name:       ............     ............

Title:   Chairman of the Trustees/Authorised Trustee*

            ............     ............

Date:       ............     ............


* Delete as appropriate

                               MORGAN STANLEY & CO.
                              INTERNATIONAL LIMITED







                                 CUSTOMER DOCUMENTS

                          Exchange-Traded Derivatives Only

                      Additional Documents for U.S. Customers

                                    OCTOBER 1995

                               MORGAN STANLEY & CO.
                              INTERNATIONAL LIMITED

                        Exchange-Traded Derivatives Only

                     ADDITIONAL DOCUMENTS FOR U.S. CUSTOMERS

      The documents in this booklet supplement for U.S. customers our standard customer document booklet for dealing in financial and commodity futures and options. The standard booklet contains our terms and conditions of dealing and risk warnings required by regulatory authorities in the United Kingdom.

      The Commodity Futures Trading Commission (CFTC) has granted Morgan Stanley & Co. International Limited an exemption from registering as a Futures Commission Merchant (FCM) and from certain requirements of its rules in respect of trading foreign (i.e. non-U.S.) futures and options with customers resident in the United States. This booklet is issued to satisfy certain conditions of that exemption and other CFTC requirements relating to the offer or sale of foreign futures and options in the U.S. It modifies our standard terms in certain respects and contains additional disclosures relating to options generally and to non-U.S. futures and options in particular.

      This disclosure document meets the risk disclosure requirements in the jurisdictions identified below ONLY for those instruments which are specified.

United States:    commodity futures, options on commodity futures and options on commodities subject to the Commodity Exchange Act.

United Kingdom:   futures, options on futures, options on commodities and
                  options on equities traded by members of the United Kingdom
                  Securities and Futures Authority pursuant to the Financial
                  Services Act, 1986.

Ireland: financial futures and options and options on financial futures traded by members of futures exchanges on exchanges whose rules have been approved by the Central Bank of Ireland under Chapter VIII of the Central Bank Act, 1989.

      Finally, the booklet contains a form of consent whereby you would agree that, in the event of a dispute, you would exhaust certain mediation or conciliation procedures made available by our principal UK regulator (the Securities and Futures Authority ("SFA")) prior to starting NFA or SFA arbitration proceedings. As required, we enclose details of these mediation/conciliation procedures and SFA arbitration proceedings.

                                    CONTENTS


      Risk Disclosure Statement for Futures and Options
      - please read and sign acknowledgement

      Form of Consent
      - please read, insert customer name in first paragraph and sign

      Enclosures: the Securities and Futures Authority publications

      i)    An outline of the SFA
      ii)   Complaints Bureau of the SFA

      - for information only.

              RISK DISCLOSURE STATEMENT FOR FUTURES AND OPTIONS

      This brief statement does not disclose all of the risks and other significant aspects of trading in futures and options. In light of the risks, you should undertake such transactions only if you understand the nature of the contracts (and contractual relationships) into which you are entering and the extent of your exposure to risk. Trading in futures and options is not suitable for many members of the public. You should carefully consider whether trading is appropriate for you in light of your experience, objectives, financial resources and other relevant circumstances.

Futures

            2. EFFECT OF `LEVERAGE' OR `GEARING'

      Transactions in futures carry a high degree of risk. The amount of initial margin is small relative to the value of the futures contract so that transactions are `leveraged' or `geared'. A relatively small market movement will have a proportionately larger impact on the funds you have deposited or will have to deposit: this may work against you as well as for you. You may sustain a total loss of initial margin funds and any additional funds deposited with the firm to maintain your position. If the market moves against your position or margin levels are increased, you may be called upon to pay substantial additional funds on short notice to maintain your position. If you fail to comply with a request for additional funds within the time prescribed, your position may be liquidated at a loss and you will be liable for any resulting deficit.

            3. RISK-REDUCING ORDERS OR STRATEGIES

      The placing of certain orders (e.g. `stop-loss' orders, where permitted under local law, or `stop-limit' orders) which are intended to limit losses to certain amounts may not be effective because market conditions may make it impossible to execute such orders. Strategies using combinations of positions, such as `spread' and `straddle' positions may be as risky as taking simple `long' or `short' positions.

Options

            4. VARIABLE DEGREE OF RISK

      Transactions in options carry a high degree of risk. Purchasers and sellers of options should familiarise themselves with the type of option (i.e. put or call) which they contemplate trading and the associated risks. You should calculate the extent to which the value of the options must increase for your position to become profitable, taking into account the premium and all transaction costs.

      The purchaser of options may offset or exercise the options or allow the options to expire. The exercise of an option results either in a cash settlement or in the purchaser acquiring or delivering the underlying interest. If the option is on a future, the purchaser will acquire a futures position with associated liabilities for margin (see the section on Futures above). If the purchased options expire worthless, you will suffer a total loss of your investment which will consist of the option premium plus transaction costs. If you are contemplating purchasing deep-out-of-the money options, you should be aware that the chance of such options becoming profitable ordinarily is remote.

      Selling (`writing' or `granting') an option generally entails considerably greater risk than purchasing options. Although the premium received by the seller is fixed, the seller may sustain a loss well in excess of that amount. The seller will be liable for additional margin to maintain the position if the market moves unfavourably. The seller will also be exposed to the risk of the purchaser exercising the option and the seller will be obligated to either settle the option in cash or to acquire or deliver the underlying interest. If the option is on a future, the seller will acquire a position in a future with associated liabilities for margin (see the section on Futures above). If the option is `covered' by the seller holding a corresponding position in the underlying interest or a future or another option, the risk may be reduced. If the option is not covered, the risk of loss can be unlimited. Certain exchanges in some jurisdictions permit deferred payment of the option premium, exposing the purchaser to liability for margin payments not exceeding the amount of the premium. The purchaser is still subject to the risk of losing the premium and transaction costs. When the option is exercised or expires, the purchaser is responsible for any unpaid premium outstanding at that time.

Additional risks common to futures and options

            5. TERMS AND CONDITIONS OF CONTRACTS

      You should ask the firm with which you deal about the terms and conditions of the specific futures or options which you are trading and associated obligations (e.g. the circumstances under which you may become obligated to make or take delivery of the underlying interest of a futures contract and, in respect of options, expiration dates and restrictions on the time for exercise). Under certain circumstances the specifications of outstanding contracts (including the exercise price of an option) may be modified by the exchange or clearing house to reflect changes in the underlying interest.

            6. SUSPENSION OR RESTRICTION OF TRADING AND PRICING RELATIONSHIPS

      Market conditions (e.g. illiquidity) and/or the operation of the rules of certain markets (e.g. the suspension of trading in any contract or contract month because of the price limits or `circuit breakers') may increase the risk of loss by making it difficult or impossible to effect transactions or liquidate/offset positions. If you have sold options, this may increase the risk of loss.

      Further, normal pricing relationships between the underlying interest and the future, and the underlying interest and the option may not exist. This can occur when, for example, the futures contract underlying the option is subject to price limits while the option is not. The absence of an underlying reference price may make it difficult to judge `fair' value.

            7. DEPOSITED CASH AND PROPERTY

      You should familiarise yourself with the protections accorded money or other property you deposit for domestic and foreign transactions, particularly in the event of a firm insolvency or bankruptcy. The extent to which you may recover your money or property may be governed by specified legislation or local rules. In some jurisdictions, property which had been specifically identifiable as your own will be pro-rated in the same manner as cash for purposes of distribution in the event of a shortfall.

            8. COMMISSION AND OTHER CHARGES

      Before you begin to trade, you should obtain a clear explanation of all commission, fees and other charges for which you will be liable. These charges will affect your net profit (if any) or increase your loss.

            9. TRANSACTIONS IN OTHER JURISDICTIONS

      Transactions on markets in other jurisdictions, including markets formally linked to a domestic market, may expose you to additional risk. Such markets may be subject to regulation which may offer different or diminished investor protection. Before you trade, you should enquire about any rules relevant to your particular transactions. Your local regulatory authority will be unable to compel the enforcement of the rules of regulatory authorities or markets in other jurisdictions where your transactions have been effected. You should ask the firm with which you deal for details about the types of redress available in both your home jurisdiction and other relevant jurisdictions before you start to trade.

            10. CURRENCY RISKS

      The profit or loss in transactions in foreign currency-denominated contracts (whether they are traded in your own or another jurisdiction) will be affected by fluctuations in currency rates where there is a need to convert from the currency denomination of the contract to another currency.

            11. TRADING FACILITIES

      Most open-outcry and electronic trading facilities are supported by computer-based component systems for the order-routing, execution, matching, registration or clearing of trades. As with all facilities and systems, they are vulnerable to temporary disruption or failure. Your ability to recover certain losses may be subject to limits on liability imposed by the system provider, the market, the clearing house and/or member firms. Such limits may vary; you should ask the firm with which you deal for details in this respect.

            12. ELECTRONIC TRADING

      Trading on an electronic trading system may differ not only from trading in an open-outcry market but also from trading on other electronic trading systems. If you undertake transactions on an electronic trading system, you will be exposed to risk associated with the system including the failure of hardware and software. The result of any system failure may be that your order is either not executed according to your instructions or is not executed at all.

            13. OFF-EXCHANGE TRANSACTIONS

      In some jurisdictions, and only then in restricted circumstances, firms are permitted to effect off-exchange transactions. The firm with which you deal may be acting as your counterparty to the transaction. It may be difficult or impossible to liquidate an existing position, to assess the value, to determine a fair price or to assess the exposure to risk. For these reasons, these transactions may involve increased risks. Off-exchange transactions may be less regulated or subject to a separate regulatory regime. Before you undertake such transactions, you should familiarise yourself with applicable rules and attendant risks.


--------------------------------------------------------------------------------


      I/we hereby acknowledge that 1/we have received and understood this risk disclosure statement furnished to me/us by Morgan Stanley & Co. International Limited.

      Signature(s): ........./s/ Robert E. Murray

      Name(s):      Demeter Management Corporation, General Partner

      Title(s):     By:  Robert E. Murray, President & Chairman

      Authorised Signatory(ies) for and on behalf of:

      Morgan Stanley Dean Witter Spectrum Technical L.P.

      Name of Customer (please print)

      Date:.............May 1, 2000

                                 FORM OF CONSENT

      In the event that a dispute arises between you, Morgan Stanley Dean Witter Spectrum Technical L.P., (Customer's name) and Morgan Stanley & Co. International Limited with respect to transactions subject to Part 30 of the Commodity Futures Trading Commission's Rules, various forums may be available for resolving the dispute, including courts of competent jurisdictions in the United States and United Kingdom.

      In the event you wish to initiate an arbitration proceeding against this firm to resolve such dispute under the applicable rules of the National Futures Association ("NFA") in the United States, you hereby consent that you will first commence mediation or conciliation in accordance with such procedures as may be available by the relevant United Kingdom regulator, information for which is provided to you herewith. The outcome of such United Kingdom mediation or conciliation is non-binding. You may subsequently accept this resolution, or you may proceed either to binding arbitration under the rules of the relevant United Kingdom regulator or to binding arbitration in the United States under the rules of NFA. In this connection, you should know that NFA will reject any request for arbitration involving a claim arising primarily out of delivery, clearing, settlement or floor practices on any foreign exchange. If you accept the mediated or conciliated resolution or elect to proceed to arbitration, or to any other form of binding resolution under the rules of the relevant United Kingdom regulator or foreign exchange, you will be precluded for subsequently initiating an arbitration proceeding at NFA.

      You may initiate an NFA arbitration proceeding upon receipt of documentation from the relevant United Kingdom regulator:

(i) evidencing completion of the mediation or conciliation process and reminding you of your rights of access to NFA's arbitration proceeding;

      OR

(ii) representing that more than nine months have elapsed since you commenced the mediation or conciliation process and that such a process is not yet complete and reminding you of your right of access to NFA's arbitration proceedings.

      The documentation referred to above must be presented to NFA at the time you initiate the NFA arbitration proceeding. NFA will exercise its discretion not to accept your demand for arbitration absent such documentation.

      By signing this consent, you are now waiving any other rights to any other legal remedies available under law.


--------------------------------------------------------------------------------

      Signature(s): ........./s/ Robert E. Murray

      Name(s):      Demeter Management Corporation, General Partner

      Title(s):     By:  Robert E. Murray, President & Chairman

      Authorised Signatory(ies) for and on behalf of:

      Morgan Stanley Dean Witter Spectrum Technical L.P.

      Name of Customer (please print)

      Date:.............May 1, 2000

                            'A service for investors'










                          THE COMPLAINTS BUREAU OF SFA













                      THE SECURITIES AND FUTURES AUTHORITIY

      Introduction

      THE SECURITIES AND FUTURES AUTHORITY (SFA) is responsible for regulating firms involved in the securities and futures sectors of the financial services industry. It is recognised under the Financial Services Act 1986 as a self regulating organisation and through the Securities and Investments Board is responsible, ultimately to Parliament, for protecting investors from incompetent or fraudulent practice by its member firms.

      A fuller explanation of SFA's role and of its regulatory process is given in a separate leaflet entitled "Putting the investor first!" which is available on request.

      Member firms of SFA aim to provide a wholly satisfactory service to their customers and are expected to respond to their clients' requirements with skill and consideration. Though the common aim is to secure a profitable return, it cannot be guaranteed; the markets are not without risk. Occasionally however, an investor may feel dissatisfied with the service provided. If you, as a customer of an SFA member firm, are unhappy with the way it has conducted your affairs, you can complain to us. (See note)

      This leaflet is an introduction to our complaints service. It describes the role of our Complaints Bureau and outlines the purpose of the Consumer Arbitration Scheme. It also explains the function of the independent Complaints Commissioner.















            Note: The Financial Services Act (Section 62) allows you to seek compensation in the courts if you have suffered loss as a result of a member firm's breach of our rules. This remedy is separate from SFA`s complaints procedures and you should seek independent legal advice.

      First step . . .

      Complain to the firm first. All member firms must deal with customers' complaints promptly. If you cannot resolve your complaint with your usual contact at that firm you should write to its compliance officer. This person is a senior employee of the firm, responsible for ensuring that it observes SFA's rules. Most complaints are resolved at this stage, many of them proving to be simply a misunderstanding.

      If your complaint is not properly remedied, the firm is obliged to inform you of your right to refer the matter to us and may do this by sending you a copy of this leaflet.

       . . . then contact us

      If you are not satisfied with the member firm's findings or with the way it has dealt with your complaint, write giving details to our Complaints Bureau. Before you do so however, please note that we can, in most cases, only consider your complaint if:

      (a) It is not already the subject of litigation or arbitration.

      (b)   It is about something which happened on or after 29
            April 1988 (i.e. when the Financial Services Act came into force).

            We will:

            --  acknowledge your letter within one day of receipt.

            -- require answers from the member firm within ten working days.

            --  aim to resolve all complaints within three months.

      What we will do

      We will look into the complaint. No payment is required for this service. We may ask you to provide further details and it is usual for us to ask the firm for its comments and help too. Firms are obliged to co-operate fully and promptly with us.

      After considering your complaint we will make a decision as quickly as possible:

      o In some cases we may refer the matter back to the member firm. We will do this if we are confident that the firm can settle the dispute satisfactorily itself.

      o In other cases we will endeavour to conciliate between you and the firm to reach a fair settlement. If this is achieved, our participation will have ended, and the dispute cannot normally be re-opened in court, or through our arbitration proceedings.

      o If we find evidence suggesting that a member firm has breached our rules the matter will be further examined by our enforcement inspectors. Disciplinary action against the firm could ensue.

      o It may be that we conclude that the complaint does not warrant action by us. If we do we will explain to you why we have taken that view.

      Arbitration

      If we have been unable to resolve the dispute to your satisfaction, you have the right to refer the matter to our Consumer Arbitration Scheme. This is restricted to private customers where the claim is not more than (pound)50,000. You will be asked to make a payment of (pound)50 for this service.

      For claims falling outside the Consumer Arbitration Scheme, there is also a separate SFA Full Arbitration Scheme which is available by mutual agreement between yourself and the firm. If you arbitrate you may not seek to resolve the same dispute in the courts.

      Dissatisfied with us?

      If you are unhappy with the way we have handled your complaint, you may write to the Complaints Commissioner. His is an independent role, the purpose of which is to oversee the work undertaken by the Complaints Bureau. He will not consider the merits of the complaint itself but will look at the way we have handled it and will consider whether we have dealt with it correctly, fairly and promptly. The Commissioner may require us to look at your complaint again. He reports to the Securities and Investments Board each year on our complaints handling process, and his annual report is published.

      Summary

      1. Make your complaint to the member firm in question. Give the firm a reasonable opportunity to look into the matter.

      2. If dissatisfied with the firm's response, notify us in writing and we will investigate the complaint.

      3. We will try to arrange a settlement between you and the firm or we may conclude no further action is necessary.

      4. If no settlement is reached, you may have recourse to arbitration.

      5. If our handling of your complaint does not satisfy you, you can apply to the independent Complaints Commissioner for a review of the process.

      Who to contact

      If you have tried unsuccessfully to get your complaint dealt with by the member firm and you want us to deal with the matter, write to:

      The Complaints Bureau,
      The Securities and Futures Authority,
      Cottons Centre,
      Cottons Lane,
      London SEl 2QB.

      If you have had your complaint dealt with by us but are unhappy with the way we have handled it, write to:

      The Complaints Commissioner.
      c/o SFA Tribunal Secretariat,
      Cottons Centre,
      Cottons Lane,
      London SEl 2QB.

      Further information

      Further details are available concerning our complaints service and arbitration procedures:

      o  Consumer Arbitration Scheme Rules.

      o  Full Arbitration Scheme Rules.

      o  Annual Report of the Complaints Commissioner.

      Other publications

      "Putting the investor first!" An outline of SFA.

      o  Professional Dealing Handbook*

      o  Rulebook and amendment service*

      o  Board Notices*

      o  Membership Directory*

      o  Briefing, SFA's membership newsletter

      o  Annual Report and Accounts


        * Available by subscription

        sfa
        ---

        The Securities and Futures Authority Limited
        Cottons Centre
        Cottons Lane
        London SE1 2QB

        Tel: 071 378 9000
        Fax: 071 403 7569

        Registered in England and Wales No. 1998622
        Registered Office as above
        Published May 1994

                          'Putting the investor first!'







                              AN OUTLINE OF THE SFA









                      The Securities and Futures Authority

PARLIAMENT                                  Introduction
  |
  |                                         The Securities and Futures Authority
  |                                         (SFA) is responsible for regulating
  |                                         firms involved in the securities and
  |                                         futures sectors of the financial
  |                                         services industry. Its aim is to
  |                                         promote and maintain high standards
  |                                         of integrity and fair dealing in the
  |                                         carrying on of investment business,
TREASURY                                    thereby providing effective
  |                                         protection for the investor.
  |
  |                                         The purpose of this leaflet is to
  |                                         outline SFA's role and briefly to
  |                                         describe what it does and how it
  |                                         does it. Those who are not familiar
  |                                         with UK financial services
  |                                         regulation will find this a useful
SECURITIES AND INVESTMENTS BOARD (SIB)      introduction to SFA. But before we
  |                                         take a closer look at SFA, it might
  |                                         be helpful to put it into a broader
  |                                         industry perspective.
  |
  |                                         The history of the UK's financial
  |                                         services industry is well
  |                                         documented. Banking, insurance,
  |                                         shares trading and futures dealing
  |--- SFA*                                 have developed into highly organised
  |    SECURITIES AND DERIVATIVES           services and markets to make London
  |    DEALERS AND ADVISERS                 one of the financial capitals of the
  |                                         world.
  |
  |                                         As the markets in financial services
  |                                         developed, rules were introduced and
  |                                         continually refined so that business
  |                                         could be conducted in an orderly and
  |                                         fair manner. Of course, rules are
  |                                         not a guarantee of successful
  |                                         investment. There is risk. World
  |--- IMRO                                 events, government policies, natural
  |    FUND MANAGERS                        disasters or just simply corporate
  |                                         decisions and company performance
  |                                         all influence the way prices move.
  |                                         Nevertheless, professionals in the
  |                                         industry apply knowledge, experience
  |                                         and skill in order to make the best
  |                                         judgement for their clients and for
  |                                         themselves. But there are those who
  |                                         through fraudulent of incompetent
  |                                         practice. place their clients' money
  |--- PIA**                                in jeopardy. To combat this,
  |    LIFE ASSURANCE AND UNIT TRUST        Parliament introduced legislation
  |    SALESMEN, FINANCIAL                  which heralded a new system of
  |    INTERMEDIARIES/INDEPENDENT           financial services regulations.
  |    FINANCIAL ADVISERS
  |                                         With the primary aim of improving
  |                                         investor protection, the Financial
  |                                         Services Act 1986 brought about a
  |                                         major restructuring in the way
  |                                         investment services are regulated.
                                            Is became a criminal offence to
                                            carry on investment business if not
*SFA WAS FORMED IN APRIL 1991 FROM THE      authorised to do so. A new
MERGER OF THE SECURITIES ASSOCIATION        organisation, the Securities and
AND THE ASSOCIATION OF FUTURES,             Investments Board (SIB) was
BROKERS AND DEALERS                         established to oversee the
                                            implementation of the Act.
**PIA (PERSONAL INVESTMENT AUTHORITY)
WAS RECOGNISED BY SIB IN JULY 1994 AND      SIB devolved its powers so authorise
IS TAKING OVER THE REGULATORY               and the task of day-to-day
FUNCTIONS OF LAUTRO AND FIMBRA WHO          enforcement to specialist
WILL BE DE-RECOGNISED IN 1995.              self-regulatory organisations
                                            (SROs), though it retains the
                                            overall responsibility for ensuring
                                            that the regulatory system is
                                            meeting its obligations.

                                            SROs must ensure that investment
                                            businesses and individuals that come
                                            within their scope meet appropriate
                                            standards in order to be permitted
                                            to undertake business.

                                            SFA's Role

INVESTOR PROTECTION . . .                   SFA's role is to help protect
                                            investors, both private and
                                            professional, from financial loss
                                            caused by members' insolvency,
 . . . GOOD MARKET PRACTICE . . .            failure to meet adequate standards
                                            of competence, or deliberate acts of
                                            deception. Furthermore, good market
                                            practice is one of London's
 . . . ATTRACTIVE TO INTERNATIONAL           attractions for international
      BUSINESS                              business. SFA's aim is to deliver
                                            effective regulation which will not
                                            stifle innovation or be so
                                            restrictive that business would be
                                            driven to competing international
                                            markets.

                                            Member Firms

                                            Firms regulated by SFA are involved
MEMBERS FIRMS ACTIVE ON:                    in dealing or advising in securities
                                            or derivatives. This encompasses
                                            shares, bonds, traded options,
-- LONDON STOCK EXCHANGE                    corporate finance, financial futures
                                            and commodities futures on metals,
                                            oil, cereals, coffee and others.
-- LONDON INTERNATIONAL FINANCIAL           Firms regulated by SFA are active on
   FUTURES AND OPTIONS EXCHANGE             many UK and overseas exchanges.
                                            Their earnings make a significant
                                            contribution to the British economy.
-- LONDON METAL EXCHANGE
                                            SFA has 1300 member firms. Many of
                                            them have a long and successful
-- INTERNATIONAL PETROLEUM EXCHANGE         business pedigree; others are newer
                                            ventures created in response to
                                            demand for new or specialised
-- LONDON COMMODITIES EXCHANGE              products and services. Most are
                                            located in London where the
                                            organised markets are, some are in
-- OPTIONS MARKET, LONDON                   other UK cities and towns serving
                                            the needs of their regional client
                                            base.
-- OVERSEAS EXCHANGES
                                            The greater proportion are UK firms
                                            but significant numbers are
                                            incorporated overseas, notably in
                                            North America, Japan and Western
                                            Europe, with branches in the UK.

                                            Member firms will state their
                                            membership of SFA on their
                                            stationery or advertisements. An
                                            updated list of members is published
                                            from time so time, and a claim to
                                            membership can always be verified by
                                            checking with SFA.

                                            Whatever their activities or origin,
                                            all member firms endorse the
                                            principles of self regulation and
                                            through the payment of subscriptions
                                            cover the cost of its
                                            administration. The taxpayer does
                                            not pay for investor protection.

                                            Through representation on the Board
                                            and in committees, members help to
                                            develop and refine the rules by
                                            bringing to bear their practical
                                            knowledge and experience.
                                            Furthermore, there is a senior
                                            person in each firm directly
                                            responsible for ensuring that this
                                            is in compliance with the rules.

                                            The Process

                                            The regulatory process undertaken by
                                            SFA has four main parts:

                                            Authorisation -- This is the initial
                                            vetting of a firm to ensure that it
                                            is suitable to be permitted to
                                            conduct investment business. Firms
                                            that seek authorisation must provide
                                            information which demonstrates that
                                            they are adequately funded, have
                                            viable business plans, that their
AUTHORISATION OF FIRMS . . .                management and staff are suitably
                                            experienced and competent and that
                                            there is no history of malpractice.
                                            SFA check the information and if
                                            applicant firms are considered to be
                                            "fit and proper" they are granted
                                            authorisation (i.e. licensed) and
                                            become members of SFA. They are
                                            obliged to comply with SFA's rules.

                                            Authorisation includes the
                                            individual registration of
                                            directors, managers and investment
                                            staff in the firm. Some will have to
                                            take an examination to show that
                                            they understand the fundamentals of
                                            market practice and regulation.
                                            Those who are not registered are not
                                            permitted to deal or to give
                                            customer advice.
 . . . AND KEY INDIVIDUALS
                                            Monitoring is an important task for
                                            SFA. Once a firm has been
                                            authorised, and becomes a member, it
                                            is not the end of the regulatory
                                            story. All members are required to
                                            provide a wide range of financial
                                            and other information to SFA on a
                                            regular basis and sometimes upon
                                            special request. Teams of inspectors
                                            make routine visits to firms to
                                            check on their compliance with the
MONITORING TO CHECK COMPLIANCE              rules. In some cases the visits may
WITH THE RULES                              be made without warning.

                                            If the monitoring process uncovers
                                            non-compliance with rules, steps are
                                            quickly taken by SFA to ensure that
                                            the investors' interests are
                                            protected. In most instances the
                                            "infringement" is only of a minor
                                            administrative nature offering no
                                            immediate danger to the investor.
                                            Firms usually put things right as
                                            soon as it is brought to their
                                            attention.

DETAILED INVESTIGATION WHEN NON-            Investigation -- Where a more
COMPLIANCE IS SUSPECTED                     serious breach of rules is suspected
                                            either as a result of routine
                                            monitoring, or from reports received
                                            from other sources, a more focussed
                                            investigation is undertaken to
                                            gather the relevant facts.
                                            Monitoring and investigation may
                                            sometimes involve liaison with other
                                            UK and overseas regulatory
                                            authorities.
PROSECUTION CAN RESULT IN
DISCIPLINE OF MEMBER FIRMS                  Prosecution -- If the investigators
                                            feel that a member has committed a
                                            serious breach of the rules, or if
                                            other good reason exists, the case
                                            is considered at a more formal
                                            level. If the judgement is against
                                            the firm the nature of the breach
                                            will determine the penalty. It could
                                            be a warning, a direction, a fine, a
                                            temporary order to stop trading or
                                            expulsion from membership i.e.
                                            de-authorisation. SFA cannot
                                            undertake criminal prosecution
                                            through the courts. Should such a
                                            prosecution be necessary the results
                                            of SFA's investigations are passed
                                            to a relevant body e.g. the
                                            Department of Trade and Industry or
                                            the Police.

                                            Complaints and Arbitration

                                            Member firms are expected to service
                                            their customers' needs with skill
                                            and consideration. Occasionally
                                            things go wrong and a customer may
                                            have a complaint. Where the firm and
                                            its customer are unable to reach
                                            agreement between themselves the
                                            customer can refer the matter to
                                            SFA's Complaints Bureau. The Bureau
                                            will consider the complaint and
                                            attempt to resolve the dispute
                                            between both parties Arbitration
                                            procedures are also available if the
INVESTORS CAN COMPLAIN TO SFA               firm's customer is not satisfied
ABOUT ITS MEMBERS                           with the findings of the Bureau.

                                            The work of the Complaints Bureau is
                                            overseen by a completely independent
                                            Complaints Commissioner. His role is
                                            not to re-examine the detail of
                                            cases but to determine if they have
                                            been dealt with properly and fairly
                                            by the Bureau. The Commissioner
AN INDEPENDENT COMMISSIONER                 publishes an annual report on the
CHECKS SFA'S COMPLAINTS                     work of the Bureau which is widely
PROCEDURES                                  circulated.

                                            Organisation

                                            SFA has over two hundred full time
                                            staff reporting to the Chief
                                            Executive. He is supported directly
POLICY DETERMINED BY SENIOR                 by an executive team, each member of
PRACTITIONERS AND INDPENDENTS               which has senior management
SUPPORTED BY A PROFESSIONAL                 responsibility for a specific aspect
EXECUTIVE AND STAFF                         of SFA's activity.

                                            Overseeing the work of the executive
                                            is the Chairman and Board of
                                            Directors. These are not employees
                                            of SFA but are either senior
                                            practitioners from member firms or
                                            persons independent of SFA and its
                                            firms who represent the interests of
                                            the investor. The Board delegates
                                            responsibility for the detail of
                                            policy, rulemaking and disciplinary
                                            procedures to specialist committees
                                            which are also composed of
                                            practitioners and independents.
                                            Supported by a professional staff,
                                            this combination provides for
                                            effective and flexible
REGULAR CONTACT WITH GOVERNMENT             self-regulation.
BODIES, 'CITY' INSTITUTIONS,
PROFESSIONAL BODIES AND THE PRESS           Public Relations

                                            SFA's communication with the public,
                                            Parliament, `City' institutions,
                                            professional bodies and other
                                            regulators, at home and abroad,
                                            plays an important part in the
                                            process of developing confidence in
                                            SFA members' businesses and in
                                            furthering the success of the
                                            regulatory system as a whole.
                                            Accordingly SFA maintains regular
                                            contact with the press and other
                                            media. Press coverage of
                                            disciplinary action taken by SFA
                                            acts as a reassurance to the public
                                            and to the financial community that
                                            SFA is actively seeking to help
                                            promote good practice in London's
                                            markets.

      Further information

      More details are available on the various aspects of SFA's work and what it does to put the investor first.

      Other publications include:

      o  Rule Book and amendment service*

      o  Professional Dealing Handbook*

      o  Board Notices*

      o  Membership Directory*

      o  Briefing, SFA's Membership newsletter

      o  Annual Report and Accounts (with Regulatory Plan)

      o  Complaints Bureau

      o  Annual Report of the Complaints Commissioner

      o  Annual  Report of the  Chairman of the  Arbitration
         Panel

      o  Consumer Arbitration Scheme

      o  Full Arbitration Scheme Rules

      o  Membership Application Pack**

      o  Available by subscription

      ** For applicant firms (after a preliminary discussion)

      SFA

      The Securities and Futures Authority Limited
      Cottons Centre
      Cottons Lane
      London SE1 2QB

      Tel:  071 378 9000
      Fax:  071 403 7569

      Registered in England and Wales No 1998622
      Registered Office as above
      Fifth edition July 1994